EXHIBIT 99.2

Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

BACKSTOP PURCHASE AGREEMENT

BY AND AMONG

CHAPARRAL ENERGY, INC.,

EACH OF ITS DIRECT AND INDIRECT SUBSIDIARIES

AND

THE BACKSTOP PARTIES HERETO

Dated as of August 15, 2020

i

	4.4.	Acquisition for Own Account..	23
	4.5.	Qualified Institutional Buyer.	23
	4.6.	Proceedings.	23
	4.7.	Sufficiency of Funds.	23
	4.8.	Access to Information.	24
	4.9.	Party to RSA.	24
	4.10.	No Brokers Fee.	24
	4.11.	Ownership of Claims	24

5.	Covenants of the Debtors		24

	5.1.	Approval of this Agreement.	24
	5.2.	Exit Facility.	25
	5.3.	Conditions Precedent..	25
	5.4.	Notification.	26
	5.5.	Use of Proceeds.	26
	5.6.	HSR Act and Foreign Competition Filings	26
	5.7.	Royalty Class Action Settlement.	26
	5.8.	RSA Covenants..	26
	5.9.	Access	27

6.	Covenants of the Backstop Parties.		27

	6.1.	Conditions Precedent.	27
	6.2.	HSR Act and Foreign Competition Filings.	27

7.	Conditions to Closing.		28

	7.1.	Conditions Precedent to Obligations of the Backstop Parties.	28
	7.2.	Conditions Precedent to Obligations of the Company.	32

8.	Termination.		33

9.	Indemnification.		36

10.	Survival		38

11.	Amendments and Waivers		38

12.	Notices.		39

13.	Miscellaneous.		39

	13.1.	Assignments..	40
	13.2.	Severability.	41
	13.3.	Entire Agreement..	41
	13.4.	Counterparts.	41
	13.5.	Governing Law.	41
	13.6.	Submission to Jurisdiction.	41
	13.7.	Waiver of Trial by Jury; Waiver of Certain Damages.	41
	13.8.	Further Assurances.	42
	13.9.	Specific Performance.	42
	13.10.	Headings.	42
	13.11.	Interpretation; Rules of Construction.	42

ii

	13.12.	Several, Not Joint, Obligations.	42
	13.13.	Disclosure.	43
	13.14.	No Recourse Party.	43
	13.15.	Settlement Discussions.	43
	13.16.	No Third Party Beneficiaries	44
	13.17.	Arm’s Length.	44

14.	Definitions.		44

	14.1.	Definitions in the RSA	44
	14.2.	Certain Defined Terms.	44
	14.3.	Interpretation.	55

Exhibits
A	Rights Offering Procedures

Schedules
1	Backstop Commitment Schedule

iii

THIS BACKSTOP PURCHASE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, together with any schedules, exhibits and annexes hereto, this “Agreement”) is entered into as of August 15, 2020 (the “Execution Date”), by and among (a) Chaparral Energy, Inc., a Delaware corporation (including as a debtor-in-possession in the Chapter 11 Cases (as defined below) and as a reorganized debtor, as applicable, the “Company”), (b) each of the direct and indirect Subsidiaries (as defined below) of the Company listed on the signature pages hereto under the title “Debtors” (such Subsidiaries, including each as a debtor-in-possession in the Chapter 11 Cases and as a reorganized debtor, as applicable, together with the Company, each, a “Debtor” and, collectively, the “Debtors”), and (c) each of the undersigned entities set forth on Schedule 1 hereto (each, a “Backstop Party” and such schedule, the “Backstop Commitment Schedule”). Capitalized terms used in this Agreement are defined in Section 14 hereof.

RECITALS

WHEREAS, the Debtors, the Backstop Parties and certain other Persons have entered into a Restructuring Support Agreement, dated as of August 15, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, together with any schedules, exhibits and annexes thereto, the “RSA”), which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a pre-packaged plan of reorganization attached to the RSA as Exhibit B thereto (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the RSA, the “Plan”), to be filed in jointly administered voluntary reorganization cases of the Debtors (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, pursuant to (and subject to the terms and conditions set forth in) the Plan, the Debtors will conduct a rights offering, on the terms set forth in the Plan, the Rights Offering Procedures and this Agreement (the “Rights Offering”), by distributing to each Eligible Holder (as defined in the Rights Offering Procedures) as of the applicable record date, non-certificated Subscription Rights that entitle such Eligible Holders who timely exercise Subscription Rights, fund the applicable purchase price and do not “opt out” of being a Releasing Party (as defined in the Plan) to purchase Rights Offering Securities on the terms and conditions set forth in the Rights Offering Procedures;

WHEREAS, in order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, and in reliance on the representations and warranties set forth herein, each of the Backstop Parties, severally and not jointly, has agreed to provide the Company with the right to require such Backstop Party to purchase, and upon exercise of such right by the Company, each Backstop Party has agreed to purchase from the Company, on the Effective Date, such Backstop Party’s Backstop Commitment Percentage of the aggregate amount of Rights Offering Securities that, as of the Subscription Instruction and Payment Deadline, have not been duly subscribed for by Rights Offering Participants in accordance with the Rights Offering Procedures (the “Unsubscribed Securities”);

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Debtors and the Backstop Parties hereby agree as follows:

1. Rights Offering and Backstop Commitments.

1.1. The Rights Offering.

(a) The Company shall conduct and consummate the Rights Offering in accordance with Rights Offering Procedures, and otherwise on the applicable terms and conditions set forth in this Agreement and the Plan. Each Backstop Party hereby covenants and agrees with each of the other Backstop Parties that it shall not exercise any of the Subscription Rights issued to it in the Rights Offering, except as otherwise mutually agreed by the Backstop Parties in which event each Backstop Party shall have until the Deposit Deadline to fund, into the Deposit Account, the Aggregate Purchase Price for all Rights Offering Securities that such Backstop Party subscribes for in the Rights Offering, and such funding shall be deemed timely notwithstanding any earlier funding deadline as the Rights Offering Procedures may require with respect to other Rights Offering Participants.

(b) The Company hereby agrees and undertakes to deliver to each of the Backstop Parties, by e-mail, a certification by an executive officer of the Company (the “Backstop Certificate”) indicating (i) if there are Unsubscribed Securities, a true and accurate calculation of the total principal amount thereof and wire instructions for the Deposit Account, or (ii) if there are no Unsubscribed Securities, the fact that there are no Unsubscribed Securities (it being understood that the Backstop Commitments shall terminate at the Closing). The Backstop Certificate shall be delivered by the Company to each of the Backstop Parties on or before the date that is three (3) Business Days after the Subscription Instruction and Payment Deadline, which shall be, in any event, at least ten (10) Business Days prior to the Effective Date.

1.2. Backstop Commitments.

(a) On the terms, subject to the conditions (including the entry of the Backstop Order and the Confirmation Order by the Bankruptcy Court and such orders becoming Final Orders) and limitations, and in reliance on the representations and warranties set forth in this Agreement, each of the Backstop Parties hereby agrees, severally and not jointly, to give the Company the right to require such Backstop Party, and upon exercise of such right by the Company, each Backstop Party has agreed, to purchase from the Company, on the Effective Date, at a purchase price equal to the total principal amount of such Unsubscribed Securities, its Backstop Commitment Percentage of all Unsubscribed Securities (with respect to each Backstop Party, the Unsubscribed Securities that it is required to purchase pursuant to this Section 1.2(a) are referred to herein as its “Backstop Commitment Securities”). The Backstop Commitments of the Backstop Parties are several, not joint, obligations of the Backstop Parties, such that no Backstop Party shall be liable or otherwise responsible for the Backstop Commitment of any other Backstop Party.

(b) On or prior to the date that is five (5) Business Days after the Company’s delivery of the Backstop Certificate to such Backstop Party or (if applicable) such later date as is specified in the Backstop Notice (the “Deposit Deadline”), each Backstop Party shall, severally and not jointly, deposit into a segregated account of the Rights Offering Subscription Agent identified in the Backstop Certificate (the “Deposit Account”), by wire transfer of immediately available funds, an amount equal to the total principal amount of such Backstop Party’s Backstop Commitment Securities (such amount, such Backstop Party’s “Aggregate Purchase Price”). If the Closing has not occurred on or prior to the seventh (7th) Business Day following the Deposit Deadline (or, if a Funding Default shall have occurred, the seventh (7th) Business Day following the date on which the procedure described in Section 1.2(c) hereof shall have been completed), any funds deposited in the Deposit Account by a Backstop Party shall be returned by the Debtors to an account designated by such Backstop Party upon written request of such Backstop Party, subject to such Backstop Party’s obligation to re-deposit such funds at least one Business Day prior to any new anticipated Effective Date (provided that the Company provides at least two (2) Business Days written notice of such new anticipated Effective Date).

(c) In the event that a Backstop Party defaults (a “Funding Default”) on its obligation to deposit the Aggregate Purchase Price for its Backstop Commitment Securities in the Deposit Account by the Deposit Deadline pursuant to Section 1.2(b) hereof (each such Backstop Party, a “Defaulting Backstop Party”), then each applicable Non-Defaulting Backstop Party shall have the right (the “Default Purchase Right”), but not the obligation, to elect to commit to purchase from the Company, at a purchase price equal to the total principal amount thereof, up to such Non-Defaulting Backstop Party’s Adjusted Commitment Percentage of all applicable Backstop Commitment Securities required to be purchased by such Defaulting Backstop Party pursuant to Section 1.2(a) but which such Defaulting Backstop Party did not make the required deposit in accordance with Section 1.2(b). Within two (2) Business Days after a Funding Default, the Company shall send a written notice to each applicable Non-Defaulting Backstop Party specifying (i) the aggregate purchase price (which shall be equal to the total principal amount of such Backstop Commitment Securities) for all applicable Backstop Commitment Securities subject to such Funding Default (collectively, the “Default Securities”) and (ii) the maximum principal amount of Default Securities that such Non-Defaulting Backstop Party may elect to commit to purchase (determined in accordance with the first sentence of this Section 1.2(c)). Each applicable Non-Defaulting Backstop Party will have two (2) Business Days after receipt of such notice to elect to exercise its Default Purchase Right by notifying the Company in writing of its election and specifying the total purchase price for Default Securities that it is committing to purchase (up to the maximum principal amount of Default Securities that such Non-Defaulting Backstop Party is permitted to commit to purchase pursuant to the first sentence of this Section 1.2(c)). If any Non-Defaulting Backstop Party elects to commit to purchase less than the maximum principal amount of Default Securities that such Non-Defaulting Backstop Party is permitted to commit to purchase pursuant to the first sentence of this Section 1.2(c) or if any Non-Defaulting Backstop Party does not elect to commit to purchase any Default Securities within the two-Business Day period referred to in the immediately preceding sentence, then the Default Securities that such Non-Defaulting Backstop Party does not commit to purchase may be purchased by applicable Non-Defaulting Backstop Parties that exercised in full their respective Default Purchase Rights (the right to make such purchase to be made on a pro rata basis based on the respective applicable Adjusted Commitment Percentages of such Non-Defaulting Backstop Parties, and the process for providing commitments for such purchases to be made by utilizing substantially the same procedures set forth in the two immediately preceding sentences).

(d) If Non-Defaulting Backstop Parties elect to commit to purchase Default Securities in accordance with Section 1.2(c), each Non-Defaulting Backstop Party that has elected to commit to purchase Default Securities hereby agrees, severally and not jointly, to deposit into the Deposit Account, by wire transfer of immediately available funds, an amount equal to the purchase price for such Default Securities no later than two (2) Business Days after the date of such election.

1.3. Put Option Premium.

(a) The Debtors and the Backstop Parties hereby acknowledge that, in consideration for the Debtors’ right to require the Backstop Parties to purchase the Backstop Commitment Securities pursuant to their Backstop Commitments on the terms and subject to the conditions set forth in this Agreement, the Debtors shall be required to pay to the Non-Defaulting Backstop Parties, as a premium (the “Put Option Premium”), an aggregate number of shares of New Common Stock equal to 10% of the Total New Equity Interests (the “Put Option Securities”), which Put Option Premium shall be paid to the Non-Defaulting Backstop Parties on a pro rata basis (in each case rounded up or down to the nearest whole share of New Common Stock) based upon their respective Backstop Commitment Percentages. The Debtors shall pay the Put Option Premium on the Effective Date and such payment shall be satisfied by issuing to the Non-Defaulting Backstop Parties (or their designees) a number of Put Option Securities (rounded up or down to the nearest whole share of New Common Stock) equal to its Commitment Percentage of the aggregate number of Put Option Securities; provided, however, that if the Closing does not occur and this Agreement is terminated, the Debtors shall be required to pay the Put Option Premium to the Non-Defaulting Backstop Parties in cash (in lieu of issuing Put Option Securities), in an amount equal to the Put Option Premium Cash Amount, to the extent provided in Section 8(e). The Debtors’ obligation to pay the Put Option Premium Cash Amount, if applicable, shall survive termination of this Agreement, other than termination pursuant to Section 8(c). No Defaulting Backstop Party shall be entitled to receive any portion of the Put Option Premium, and any Non-Defaulting Backstop Party that purchases Default Securities constituting Backstop Commitment Securities of a Defaulting Backstop Party shall be entitled to receive an additional portion of the Put Option Premium equal to the product of (x) the number of the Put Option Securities that would be payable to such Defaulting Backstop Party if such Defaulting Backstop Party had not committed a Funding Default and (y) a fraction, the numerator of which is the amount of Default Securities constituting Backstop Commitment Securities of such Defaulting Backstop Party which such Non-Defaulting Backstop Party purchases and the denominator of which is the total amount of Default Securities constituting Backstop Commitment Securities of such Defaulting Backstop Party.

(b) The Debtors hereby further acknowledge and agree that the Put Option Premium (i) shall be fully earned as of the Execution Date, (ii) shall not be refundable under any circumstance or creditable against any other amount paid or to be paid in connection with this Agreement or any of the Contemplated Transactions or otherwise, (iii) shall be paid without setoff or recoupment and shall not be subject to defense or offset on account of any claim, defense or counterclaim, and (iv) shall be paid free and clear of any issue, stamp, transfer or similar Taxes. The parties hereto further acknowledge and agree that (i) the Put Option Premium is intended to be treated for U.S. federal income Tax purposes as a premium (and, as applicable, an adjustment to tax basis or adjustment to issue price) for an option to put the Backstop Commitment Securities of the Backstop Parties to the Backstop Parties, and (ii) the parties shall not take any position or action inconsistent with such treatment and/or characterization (including, for the avoidance of doubt, with respect to any withholding or deduction for Taxes), except as otherwise required by a final “determination” (within the meaning of Section 1313(a) of the Code).

2. Closing; Certain Expenses and Payments.

2.1. Closing.

(a) The closing of the purchase, sale and/or issuance of Backstop Securities hereunder (the “Closing”) will occur at 10:00 a.m., New York City time (or such other time as is mutually agreed by the Company and the Required Backstop Parties), on the Effective Date. At the Closing, the Debtors shall deliver to each Backstop Party (i) a statement from the Company or the New Convertible Notes Indenture Trustee reflecting the total principal amount of Backstop Commitment Securities and (if applicable) Default Securities purchased by such Backstop Party, (ii) a statement from the Company or the transfer agent for the New Common Stock reflecting the book-entry position of the Put Option Securities issued to such Backstop Party, and (iii) such certificates, counterparts to agreements, documents or instruments required to be delivered by such Debtor to such Backstop Party pursuant to Section 7.1 hereof. The agreements, instruments, certificates and other documents to be delivered on the Effective Date by or on behalf of the Debtors will be delivered to the Backstop Parties at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or to such other location as is mutually agreed by the Company and the Required Backstop Parties.

(b) All Backstop Securities will be delivered free and clear of any and all Encumbrances with any and all issue, stamp, transfer or similar Taxes or duties payable in connection with such delivery duly paid by the Debtors.

(c) Anything in this Agreement to the contrary notwithstanding (but without limiting the provisions of Section 13.1 hereof), any Backstop Party, in its sole discretion, may designate that some or all of the Backstop Securities be issued in the name of, and delivered to, one or more of its Affiliates that (in any such case) is a Qualified Institutional Buyer. Any such designation shall be made by a Backstop Party by delivering written notice thereof to the Company no less than two (2) Business Days prior to the Effective Date, which notice shall (i) specify the name of each such Affiliate, (ii) specify the amount of Backstop Securities that should be issued or delivered to each such Affiliate, and (iii) contain a certification from each such Affiliate of the accuracy of the representations and warranties made by each Backstop Party in Section 4 hereof as applied to such Affiliate.

2.2. Backstop Expenses. Whether or not the transactions contemplated by this Agreement or any of the other Contemplated Transactions are consummated, the Debtors hereby agree, on a joint and several basis, to reimburse in cash or pay in cash, as the case may be, the Backstop Expenses, without duplication of any reimbursement by any Debtor of any Backstop Expense other than pursuant to this Agreement, as follows: (a) all accrued and unpaid Backstop Expenses incurred or estimated to be incurred up to (and including) the Execution Date shall be paid in full in cash on the Execution Date, including advance retainers to Stroock & Stroock & Lavan LLP, as counsel to the Backstop Parties, Young Conaway Stargatt & Taylor, LLP, as local counsel to the Backstop Parties, and Perella Weinberg Partners LP, as financial advisor to Stroock & Stroock & Lavan LLP in connection with its representation of the Backstop Parties, in each case in amounts reasonably agreed by the Company and such advisors; (b) all accrued and unpaid Backstop Expenses incurred up to (and including) the date of entry by the Bankruptcy Court of the Backstop Order shall be paid in full in cash on or promptly following such date (but in no event later than two (2) Business Days after submission of invoices therefor following entry of the Backstop Order), and thereafter on a regular and continuing basis promptly (but in any event within five (5) Business Days) after submission of invoices therefor, in each case without Bankruptcy Court review or further Bankruptcy Court Order; (c) all accrued and unpaid Backstop Expenses incurred up to (and including) the Effective Date shall be paid in full in cash on the Effective Date, without Bankruptcy Court review or further Bankruptcy Court Order; and (d) if applicable, upon termination of this Agreement, all accrued and unpaid Backstop Expenses incurred up to (and including) the date of such termination shall be paid in full in cash promptly (but in any event within five (5) Business Days) after submission of invoices therefor. All Backstop Expenses of a Backstop Party shall be paid to such Backstop Party (or its designee) by wire transfer of immediately available funds to the account(s) specified by such Backstop Party. The Backstop Expenses shall constitute allowed administrative expenses against the Debtors’ estates under the Bankruptcy Code, and shall be paid without setoff or recoupment and shall not be subject to defense or offset on account of any claim, defense or counterclaim. The terms set forth in this Section 2.2 shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated by this Agreement or any of the other Contemplated Transactions are consummated. The obligations set forth in this Section 2.2 are in addition to, and do not limit, the Debtors’ obligations under Sections 1.3, 8 and 9 hereof.

3. Representations and Warranties of the Debtors. Except (a) as set forth in the corresponding section of the disclosure schedules delivered by the Debtors to the Backstop Parties on the Execution Date and attached to this Agreement (the “Debtor Disclosure Schedule”), (b) as disclosed in SEC Reports filed after December 31, 2018 and at least one (1) Business Day prior to the Execution Date and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval System (excluding any disclosures contained in the “Forward-Looking Statements” or “Risk Factors” section thereof, or any other statements that are similarly predictive or cautionary in nature), or (c) as disclosed in the Company’s draft Form 10-Q (the “Draft 10-Q”) for the quarter ended June 30, 2020 delivered to counsel to the Backstop Parties on August 13, 2020 (excluding any disclosures contained in the “Forward-Looking Statements” or “Risk Factors” section thereof, or any other statements that are similarly predictive or cautionary in nature), the Debtors hereby, jointly and severally, represent and warrant to the Backstop Parties as set forth in this Section 3. Each representation and warranty of the Debtors is made as of the Execution Date and as of the Effective Date:

3.1. Organization of the Debtors. Each Debtor is a corporation or limited liability company (as the case may be) duly incorporated, organized or formed (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation (as applicable), and has full corporate or limited liability company (as applicable) power and authority to conduct its business as it is now conducted. Each Debtor is duly qualified or registered to do business as a foreign corporation or limited liability company (as applicable) and is in good standing (to the extent such concept is applicable) under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

3.2. Organization and Capitalization of the Subsidiaries.

(a) Section 3.2(a) of the Debtor Disclosure Schedule sets forth the name and jurisdiction of incorporation, organization or formation (as applicable) of each Subsidiary of the Company. The Company legally and beneficially, directly or indirectly, owns all of the issued and outstanding Equity Interests of each of the other Debtors. Except for the Company’s Subsidiaries set forth on Section 3.2(a) of the Debtor Disclosure Schedule, the Company does not own, hold or control any direct or indirect Equity Interests of any corporation, partnership, limited liability company, trust or other Person or business. Except as described on Section 3.2(a) of the Debtor Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Contract to directly or indirectly acquire any direct or indirect Equity Interest in any Person or business.

(b) All of the outstanding Equity Interests of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and except as set forth on Section 3.2(b) of the Debtor Disclosure Schedule, the Company or one or more of its Subsidiaries has good and marketable title to such Equity Interests, free and clear of all Encumbrances (other than transfer restrictions imposed under applicable securities Laws). Except as set forth on Section 3.2(b) of the Debtor Disclosure Schedule, there are, and there will be on the Effective Date, no (i) Contracts relating to the issuance, grant, sale or transfer of any Equity Interests of any Subsidiary of the Company or (ii) Contracts of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Equity Interests of the Company or any Subsidiary of the Company, in each case that would not be cancelled or discharged pursuant to the terms of the Plan. No Subsidiary of the Company has granted any registration rights with respect to any of its Equity Interests.

3.3. Authority; No Conflict.

(a) Subject to the entry by the Bankruptcy Court of the Backstop Order and the Confirmation Order, each Debtor (i) has the requisite corporate or limited liability company (as applicable) power and authority (A) to enter into, execute and deliver this Agreement and the other Definitive Documents to which it is (or will be) a party, and to enter into, execute and file with the Bankruptcy Court the Plan and (B) to perform and consummate the Contemplated Transactions, and (ii) has taken all necessary corporate or limited liability company (as applicable) action required for (x) the due authorization, execution and delivery of this Agreement and the other Definitive Documents to which it is (or will be) a party, (y) the due authorization, execution and filing with the Bankruptcy Court of the Plan and (z) the performance and consummation of the Contemplated Transactions. Subject to entry by the Bankruptcy Court of the Backstop Order and the Confirmation Order, this Agreement has been (or, in the case of each Definitive Document to be entered into by a Debtor at or prior to the Closing, will be) duly executed and delivered by each Debtor (or, in the case of any other Definitive Document, the Debtor party thereto). Subject to entry by the Bankruptcy Court of the Backstop Order, this Agreement constitutes (or, in the case of each Definitive Document to be entered into by a Debtor after the Execution Date and at or prior to the Closing, will constitute) the legal, valid and binding obligation of each Debtor (or, in the case of a Definitive Document other than this Agreement, the Debtor party thereto), enforceable against such Debtor in accordance with its terms. Subject to entry of the Confirmation Order and the expiration or waiver by the Bankruptcy Court of the fourteen (14)-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), the Plan constitutes the legal, valid and binding obligation of each Debtor, enforceable against such Debtor in accordance with its terms.

(b) At the time of the execution and delivery of the RSA, each Debtor (i) had the requisite corporate or limited liability company (as applicable) power and authority (A) to enter into, execute and deliver the RSA and (B) subject to the entry by the Bankruptcy Court of the Confirmation Order, to perform and consummate the Contemplated Transactions, and (ii) had taken all necessary corporate or limited liability company (as applicable) action required for (x) the due authorization, execution and delivery of the RSA, and (y) subject to the entry by the Bankruptcy Court of the Confirmation Order, the performance and consummation of the Contemplated Transactions. The RSA has been duly executed and delivered by each Debtor. The RSA constitutes the legal, valid and binding obligation of each Debtor, enforceable against such Debtor in accordance with its terms.

(c) Neither the execution and delivery by the Debtors of this Agreement or any of the other Definitive Documents, and subject to the Confirmation Order, the execution or filing with the Bankruptcy Court by the Debtors of the Plan nor the performance or consummation by the Debtors of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with or result in a violation or breach of any provision of the Organizational Documents of any Debtor;

(ii) contravene, conflict with or result in a violation of any Law or Order to which any Debtor or any of the properties, assets, rights or interests owned, leased or used by any Debtor are bound or may be subject;

(iii) contravene, conflict with or result in a violation or breach of any provision of, or give rise to any right of termination, acceleration or cancellation under, any Material Contract, except for any violation or breach of any such Material Contract that (A) arises out of the rejection by any of the Debtors of such Material Contract, which rejection was done with the prior written consent of the Required Backstop Parties or (B) results from commencement of the Chapter 11 Cases; or

(iv) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets, properties, rights or interests owned, leased or used by any Debtor (other than as provided for in the Plan) that will not be released and discharged pursuant to the Plan;

except, in the case of clauses (ii), (iii) and (iv) above, where such occurrence, event or result would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

(d) Subject to the Approvals, none of the Debtors will be required to give any notice to, make any filing with or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any other Definitive Document, or the execution and filing with the Bankruptcy Court of the Plan, or the performance or consummation of any of the Contemplated Transactions.

3.4. Proceedings. Except as set forth on Section 3.4 of the Debtor Disclosure Schedule, there is no Proceeding pending, existing, instituted, outstanding or, to the Knowledge of the Debtors, threatened to which any Debtor is a party or to which any property, asset, right or interest owned, leased or used by any Debtor is bound or subject, except for (a) any claim of a creditor or party in interest in the Chapter 11 Cases (excluding any Proceeding by a Governmental Body) and (b) any Proceeding that if adversely determined to such Debtor would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

3.5. Brokers or Finders. Except for the fees payable to Rothschild & Co. US Inc. and Intrepid Partners, LLC, in each case pursuant to an engagement letter with the Debtors dated April 7, 2020, neither the Debtors nor any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement, any of the other Definitive Documents, the Plan or any of the Contemplated Transactions.

3.6. Exemption from Registration. Assuming the accuracy of the Backstop Parties’ representations set forth in Section 4 hereof and assuming the accuracy of all of the representations, warranties and certifications made by each Rights Offering Participant in its Holders Questionnaire and Beneficial Holder Subscription Form, each of the Specified Issuances will be exempt from the registration and prospectus delivery requirements of the Securities Act.

3.7. Issuance. Subject to entry by the Bankruptcy Court of the Confirmation Order, each of the Specified Issuances has been duly and validly authorized by the Company and, when (a) the shares of New Common Stock are issued to the holders of Notes Claims, (b) the Rights Offering Securities are issued and delivered against payment therefor in the Rights Offering, (c) the Backstop Commitment Securities and (if applicable) Default Securities of the Backstop Parties are issued and delivered against payment therefor as provided herein, (d) the Put Option Securities are issued and delivered pursuant to this Agreement, and (e) the shares of New Common Stock are issued upon conversion of the Convertible Notes issued as Rights Offering Securities and Backstop Securities, all such New Common Stock, Rights Offering Securities and Backstop Securities will be duly and validly issued, free and clear of all issue, stamp, transfer or similar Taxes, liens, Encumbrances (other than transfer restrictions imposed under applicable securities Laws), pre-emptive rights, rights of first refusal, subscription rights and similar rights, in each case except as set forth herein or as may be set forth in the Stockholders Agreement, and, in the case of the New Common Stock and Put Option Securities, will be fully paid and non-assessable.

3.8. No Violation or Default. No Debtor is in violation of its Organizational Documents. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole, no Debtor is (a) in violation or default, and no event has occurred that, with notice or lapse of time or both, would constitute a violation or default, under any Material Contract or (b) in violation of any Law or Order.

3.9. Intellectual Property.

(a) The Debtors own or possess adequate rights to use all patents, inventions and discoveries (whether patentable or not), trademarks, service marks, trade names, trade dress, internet domain names, copyrights, published and unpublished works of authorship (including software), and all registrations, recordations and applications of the foregoing and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses related to any of the foregoing (collectively, “IP Rights”) owned, licensed or used by any Debtor (collectively, “Debtor IP Rights”) as such Debtor IP Rights are used in the business of any Debtor, except where the failure to own or possess such rights to (or have adequate licenses related to) any such IP Rights would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. The conduct of the businesses and operations of each Debtor does not infringe or misappropriate any IP Rights of any third party, except in such instances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. No Debtor has received any written notice of any claim of infringement or misappropriation of any IP Rights of any third party as a result of the operation of the respective businesses and operations of any of the Debtors, except in such instances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. None of the Debtor IP Rights have been adjudged invalid or unenforceable, except in such instances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. The Debtors have maintained all patents, trademarks, copyrights and all applications for any Debtor IP Rights owned by any Debtor in full force and effect and used commercially reasonable efforts to protect and maintain the secrecy and value of all trade secrets, except in such instances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. To the Knowledge of the Debtors, no third party has infringed, misappropriated or otherwise violated any Debtor IP Rights or is infringing, misappropriating or otherwise violating any Debtor IP Rights, except in such instances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

(b) Each Debtor owns or possesses adequate rights to use all computer systems (including hardware, software databases, firmware and related equipment), communications systems, and networking systems (the “IT Systems”) used by each Debtor (the “Debtor IT Systems”) in the manner in which they are used in the operation of such Debtor’s businesses and operations, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. Each Debtor has established, implemented and tested backup and disaster recovery policies, procedures and systems consistent with generally accepted standards for the industry in which the Debtors operate and sufficient to maintain the businesses and operations of the Debtors, except where the failure to establish, implement or test would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. The Debtor IT Systems are adequate in all material respects for their intended use in the operation of each Debtor’s businesses and operations, except in such instances would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. There has not been any material malfunction with respect to any of the Debtor IT Systems that has caused material disruption to any Debtor’s businesses or operations in the past three (3) years that has not been remedied or replaced, except in such instance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

(c) Each Debtor has complied at all times in all material respects with applicable Laws regarding the collection, retention, use and protection of personal information. No Person (including any Governmental Body) has made any claim or commenced any Proceeding relating to any Debtor’s businesses privacy or data security practices, including with respect to the access, disclosure or use of personal information maintained by or on behalf of any Debtor or, to the Knowledge of the Debtors, threatened any such Proceeding or conducted any investigation or inquiry thereof. The Debtors have implemented and maintained organizational, physical, administrative and technical measures consistent with generally accepted standards for the industry in which the Debtors operate to protect the operation, confidentiality, integrity, and security of all confidential business information, personal data and Debtor IT Systems against unauthorized access, acquisition, interruption, alteration, modification, or use, except in such instance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. To the Knowledge of the Debtors, the respective businesses and operations of the Debtors have not, in the past three (3) years, experienced any loss, damage, or unauthorized access, disclosure, use or breach of security of any confidential business information, personal data or IT Systems in any Debtor’s possession, custody or control, or otherwise held or processed on its behalf, except in such instance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

3.10. Licenses and Permits. Each Debtor possesses or has obtained all Governmental Authorizations from, has made all declarations and filings with, and has given all notices to, the appropriate Governmental Bodies that are necessary or required for the ownership, lease or use of its properties, assets, rights or interests, or the conduct or operation of its businesses or operations (collectively, the “Licenses and Permits”), except where the failure to possess, obtain, make or give any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. The operation of the businesses of the Debtors has at all times been in accordance with the Licenses and Permits, and no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any of the Licenses and Permits or which might result in any other impairment of the rights of any of the Debtors therein or thereunder, except to the extent that any such non-compliance, revocation or termination would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. No Debtor has received notice of any revocation, suspension or modification of any of the Licenses and Permits, or has any reason to believe that any of the Licenses and Permits will be revoked or suspended, or will not be renewed in the ordinary course, or that any such renewal will be materially impeded, delayed, hindered, conditioned or burdensome to obtain, except to the extent that any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

3.11. Compliance with Environmental Laws. Each Debtor:

(a) is, and for the past two (2) years has been, in compliance with any and all applicable Environmental Laws, except for matters that have been fully resolved;

(b) is, and for the past two (2) years has been, in compliance with all Governmental Authorizations required of it under applicable Environmental Laws to conduct its businesses and operations, and there is no Order or Proceeding pending or, to the Knowledge of the Debtors, threatened which would prevent the conduct of its businesses or operations or which would revoke, terminate or adversely modify any such Governmental Authorization;

(c) has no knowledge and has not received written notice that is currently pending (including a request for information) from any Governmental Body or any other Person of:

(i) any violations of, or liability under, any Environmental Laws; or

(ii) any actual or potential liability for the investigation, removal, remediation or monitoring of any Release of Hazardous Materials on, at, under or emanating from any currently or formerly owned or operated property or facility or at any location to which Hazardous Materials from the operations or activities of such Debtor have come to be located;

(d) is not subject to any Proceedings or Orders under any Environmental Laws and has no knowledge of any threatened Proceedings or Orders under any Environmental Laws;

(e) has not treated, stored, disposed of, arranged for or permitted the disposal of, or Released any Hazardous Material at any property owned or operated by any Debtor, or, to the Knowledge of the Debtors owned or operated any property or facility which is or has been contaminated by any Hazardous Material, in each case, as would reasonably be expected to give rise to any current or future liabilities under any Environmental Laws; and

(f) has not assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Materials; except in each case of clauses (a) through (f) above, that which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

3.12. Compliance with ERISA.

(a) Section 3.12(a) of the Debtor Disclosure Schedule sets forth a complete and accurate list of all material Benefit Plans. “Benefit Plans” means any of the following (whether written or unwritten): (i) any “employee welfare benefit plan,” as defined in Section 3(1) of ERISA, including any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, or sick leave plan, (ii) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, including any excess benefit, top hat plan or any qualified or nonqualified deferred compensation or retirement plan or arrangement, or (iii) any other plan, policy, program or Contract which provides compensation or benefits, including any severance Contract or plan, personnel policy, vacation time, holiday pay, tuition reimbursement program, service award, moving expense reimbursement programs, tool allowance, safety equipment allowance, fringe benefit plan or program, bonus or incentive plan, equity, equity appreciation, stock option, restricted stock, phantom stock, stock bonus or deferred bonus or compensation plan, salary reduction, change-of-control or employment Contract (or consulting Contract with a former employee or otherwise), maintained, administered or contributed to by any Debtor, or with respect to which any Debtor has, or could reasonably be expected to have any liability for, on behalf of, or with respect to any current or former employees, leased employees, dependents, beneficiaries, officers, directors, managers or independent contractors of any Debtor or predecessor thereof. Each Benefit Plan has been administered and maintained in compliance in all material respects with its terms and the requirements of any applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified, has received a favorable determination letter from the IRS to the effect that the Benefit Plan satisfies the requirements of Section 401(a) of the Code, and, to the Knowledge of the Debtors, no circumstances exist that are likely to result in the loss of the qualification of any such Benefit Plan. No Benefit Plan is currently subject to any claims, investigations, or audits (and to the Knowledge of the Debtors none are contemplated or threatened) by any Governmental Body (other than routine claims for benefits) which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, could reasonably be expected to be adverse in any material respect to the Debtors, taken as a whole.

(b) None of the Benefit Plans are, and neither the Debtors nor any of their respective ERISA Affiliates maintain, contribute to, have an obligation to contribute to, or have or could reasonably be expected to have any liability with respect to, or in the past six (6) years has maintained, contributed to, had an obligation to contribute to, or had any liability with respect to, (i) a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA or Section 413(c) of the Code), whether or not subject to Title IV of ERISA; (ii) a multiple employer plan (within the meaning of Section 413(c) of the Code); (iii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA); (iv) a “voluntary employee beneficiary association” (within the meaning of Section 501(c)(9) of the Code); or (v) a plan subject to Title IV of ERISA or Section 412 or Section 4971 of the Code.

(c) No Benefit Plan provides medical, health, life insurance or other welfare-type benefits to retirees or former employees, consultants or individuals whose employment with any Debtor has terminated or the spouses or dependents of any of the foregoing (except for limited continued medical and dental benefit coverage for former employees, their spouses and other dependents as required to be provided under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (“COBRA”) or applicable similar state law and at the sole cost of such former employee, spouse or other dependent).

(d) Except as set forth in Section 3.12(d) of the Debtor Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of any Debtor; (ii) increase any benefits otherwise payable under any Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code. No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of any Debtor has or will obtain a right to receive a gross up payment from any Debtor with respect to any excise or additional income taxes that may be imposed upon such individual pursuant to Section 409A of the of the Code, Section 4999 of the Code or otherwise.

(e) Neither the Debtors nor any of their respective ERISA Affiliates, any Benefit Plan, any trust created thereunder, nor, to the Knowledge of the Debtors, any trustee, fiduciary or administrator thereof has engaged in a transaction in connection with which any of the Debtors or any of their respective ERISA Affiliates, any Benefit Plan, any such trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any Benefit Plan or any such trust could be subject to a civil penalty or Tax under ERISA or the Code, including a civil penalty assessed pursuant to Section 409 or Section 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or Section 4976 of the Code, except any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

(f) There is no Benefit Plan of any Debtor, or any of ERISA Affiliate or predecessor of any Debtor, subject to the Laws of a jurisdiction other than the United States for which liability remains outstanding or for which any Debtor could reasonably be expected to have any liability.

3.13. Compliance with Anti-Corruption, Money Laundering and Import Laws; Export Controls and Economic Sanctions.

(a) During the past five (5) years, none of the Debtors nor, to the Knowledge of the Debtors, any of the officers, directors, employees, agents, consultants, representatives, or other Persons acting on behalf of any of the Debtors, has: (i) directly or indirectly, given, promised, offered, authorized the offering of, or paid anything of value to any public official or employee of any Governmental Body, in each case, for purposes of (A) influencing any official act or official decision of such public official or employee, (B) inducing such public official or employee to do or omit to do any act in violation of such official’s or employee’s lawful duty, (C) securing any improper advantage or (D) inducing such public official or employee to use such official’s or employee’s influence with a Governmental Body, or commercial enterprise owned or controlled by any Governmental Body (including state owned or controlled facilities), in order to assist any of the Debtors in obtaining or retaining business; or (ii) taken any action in violation of any applicable anticorruption Law, including the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., the U.K. Bribery Act of 2010 and any other applicable anti-corruption or anti-bribery Law of any Governmental Body of any jurisdiction applicable to any of the Debtors or any of their respective businesses or operations. There is no pending or, to the Knowledge of the Debtors, threatened Proceeding with respect to any violation of any applicable anti-corruption Law relating to any of the Debtors or any of their respective businesses or operations. Each of the Debtors has in place adequate controls to ensure compliance with any applicable anti-corruption Laws.

(b) Each of the Debtors is in material compliance, and at all times during the past five (5) years has materially complied, with all applicable Laws relating to the prevention of money laundering of any Governmental Body applicable to it or its property or in respect of its operations, including all applicable criminal Laws and all applicable financial record-keeping, customer identification, know-your-customer and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (the “Money Laundering Laws”). No Proceeding by or before any Governmental Body involving any of the Debtors with respect to the Money Laundering Laws is pending or, to the Knowledge of the Debtors, threatened.

(c) Each of the Debtors has at all times during the past five (5) years been in material compliance with all applicable trade Laws, including import and export control Laws, economic/trade embargoes and sanctions, and anti-boycott Laws, and, except as authorized by the applicable Governmental Body or Governmental Bodies, has not: (i) exported, re-exported, transferred, or brokered the sale of any goods, services, technology, or technical data to any destination to which, or individual for whom, a license or other authorization is required under the U.S. International Traffic In Arms Regulations (“ITAR”) (22 C.F.R. § 120 et seq.), or the Export Administration Regulations (the “Export Regulations”) (15 C.F.R. § 730 et seq.), or the economic sanctions programs administered by the U.S. Office of Foreign Assets Control (“OFAC”) (31 C.F.R. Part 500 et seq.); (ii) entered into, funded, financed, or facilitated any activities, business or transaction that is prohibited under any applicable trade Law or with or for the benefit of any Person subject to economic or trade sanctions under applicable trade Laws, including any Person (A) designated as a Specially Designated National by OFAC, (B) on the Denied Persons, Entity, or Unverified Lists of the U.S. Bureau of Industry and Security or (C) on the Debarred List of the Directorate of Defense Trade Controls of the U.S. Department of State; (iii) exported any goods, services, technology, or technical data that have been or will be used for any purposes associated with nuclear activities, missiles, chemical or biological weapons, or terrorist activities, or that have been or will be used, transshipped or diverted contrary to applicable U.S. export controls and economic/trade sanctions; (iv) manufactured any defense article (as defined in the ITAR, “Defense Article”), including within the United States, and without regard to whether such Defense Article was subsequently exported, without being registered and in good standing with the Directorate of Defense Trade Controls of the U.S. Department of State; (v) imported any goods except in compliance with the import and customs Laws of the United States, including Title 19 of the United States Code, Title 19 of the Code of Federal Regulations, and all other regulations administered or enforced by U.S. Customs and Border Protection and the U.S. Department of Commerce; or (vi) materially violated the anti-boycott prohibitions, or materially failed to comply with the reporting requirements, of the Export Regulations and the Tax Reform Act of 1976 (26 U.S.C. § 999).

3.14. Absence of Certain Changes or Events. Since June 30, 2020, and excluding any transactions effected in connection with the Chapter 11 Cases that are specifically contemplated by the RSA, (a) each Debtor has conducted its businesses in the Ordinary Course of Business except as set forth in Section 3.14 of the Debtor Disclosure Schedule, (b) there has not been any change with respect to any material finance or Tax accounting elections, methods, principles or practices of any Debtor, (c) no Debtor has incurred any physical damage, destruction, loss or casualty to its property or assets with a value, individually or in the aggregate, in excess of $1,000,000 (whether or not covered by insurance).

3.15. Material Contracts.

(a) Each Material Contract is in full force and effect and is valid, binding and enforceable against the applicable Debtor and, to the Knowledge of the Debtors, each other party thereto, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity. Except as set forth on Section 3.15(a) of the Debtor Disclosure Schedule, neither the Debtors nor, to the Knowledge of the Debtors, any other party to any Material Contract is in breach of or default under any obligation thereunder or has given notice of default to any other party thereunder, except for breaches and defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

(b) The Debtors have not received any written notice from any lessor (including copies of any such notices provided to the Debtors by third party operators) under any of the Leases seeking to terminate, cancel or rescind any Lease, and the Debtors have not received any written notice from any lessor under any of the Leases (including copies of any such notices provided to the Debtors by third party operators) alleging any default or event or circumstance which, with the giving of notice or the passage of time or both, would give rise to a default under any the Leases, except (i) where such termination, cancelation, rescission or default would not reasonably be expected to have a material adverse effect on the Debtors taken as a whole or (ii) in connection with the commencement of the Chapter 11 Cases.

3.16. Financial Statements; No Undisclosed Liabilities. The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2019, and the related audited consolidated statements of operations, shareholders’ equity, and cash flows for the fiscal year ended December 31, 2019 (the “Audited Financial Statements”), and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2020, and the related unaudited consolidated statements of operations, shareholders’ equity, and cash flows for the fiscal quarter ended June 30, 2020, in the form attached to the Draft 10-Q (collectively, the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”), were prepared in accordance with GAAP, applied on a consistent basis for the periods involved, and fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of the date thereof and the results of their operations for the period then ended. Except as set forth in Section 3.16 of the Debtor Disclosure Schedule, there are no liabilities or obligations of the Debtors of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, other than (a) liabilities or obligations set forth on the face of the balance sheet included in the Financial Statements, (b) liabilities or obligations which were incurred in the Ordinary Course of Business after June 30, 2020, (c) liabilities or obligations incurred in connection with the Contemplated Transactions, and (d) liabilities or obligations that, individually or in the aggregate, are not material to the Debtors, taken as a whole.

3.17. Title to Property. The Debtors have, and upon the consummation of the Contemplated Transactions will have, good and valid title to (or, in the case of leased assets or properties, a valid and subsisting leasehold interest in), free and clear of any Encumbrances (except for Permitted Encumbrances), all of the assets and properties reflected on the Audited Balance Sheet or acquired by any of the Debtors since the date of the Audited Balance Sheet or used by any of the Debtors in connection with their businesses or operations, except for (a) inventory sold, consumed, used or otherwise disposed of in the Ordinary Course of Business since the date of the Audited Balance Sheet, (b) dispositions of worn out or obsolete assets or properties since the date of the Audited Balance Sheet in the Ordinary Couse of Business, and where the failure to have good and valid title or a valid and subsisting leasehold in interest, as applicable, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. All assets and properties used by any of the Debtors in the operation of their businesses or operations are in good condition and repair, subject to reasonable wear and tear considering the age and ordinary course of use of such assets or properties, except where the failure to have such assets and properties in good condition and repair would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. The properties and assets owned or leased by any of the Debtors, or which they otherwise have the right to use, constitute sufficient assets and properties necessary for, or reasonably required to be held for use in, the conduct of their businesses and operations in the Ordinary Course of Business.

3.18. Tax Matters. Except as set forth on Section 3.18 of the Debtor Disclosure Schedule:

(a) All material Tax Returns required to be filed by or on behalf of any Debtor, including any consolidated, combined or unitary Tax Return of which any Debtor is or was includable, have been properly prepared in all material respects and duly and timely filed with the appropriate Taxing Authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings). All material Taxes payable by or on behalf of any Debtor directly, as part of the consolidated, combined or unitary Tax Return of another taxpayer, or otherwise, have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the Audited Balance Sheet or, in the case of tax periods that begin following the date of the Audited Balance Sheet, the accounting books and records of the Debtors in respect of any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of a material amount of Taxes (including any applicable statute of limitations) has been executed or filed with the IRS or any other Governmental Body by or on behalf of any Debtor (or any consolidated, combined or unitary group of which any Debtor was or is includable for Tax purposes) and no power of attorney in respect of any Tax matter is currently in force.

(b) Each Debtor has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages, and other compensation and have paid over to the appropriate Taxing Authorities or other applicable Governmental Bodies all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(c) All material deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority or any other Governmental Body of the Tax Returns of or covering or including any Debtor have been fully paid, and there are no other material audits, investigations or other Proceedings by any Taxing Authority or any other Governmental Body in progress, nor has any Debtor received notice from any Taxing Authority or other applicable

Governmental Body that it intends to conduct or commence such an audit, investigation or other Proceeding. No material issue has been raised by any Taxing Authority or other applicable Governmental Body in any current or prior examination that, by application of the same or similar principles, could reasonably be expected to result in a proposed material deficiency for any subsequent taxable period. There are no material Encumbrances for Taxes with respect to any Debtor, or with respect to the assets or business of any Debtor, nor is there any such Encumbrance that is pending or threatened, other than Permitted Encumbrances.

3.19. Labor and Employment Compliance.

(a) Each Debtor is in compliance with all applicable Laws respecting labor and employment matters, including, without limitation, labor relations, terms and conditions of employment, equal employment opportunity, discrimination, harassment, retaliation, family and medical leave and other leaves of absence, disability benefits, affirmative action, employee privacy and data protection, health and safety, wage and hours, worker classification as employees or independent contractors, exempt or non-exempt, child labor, immigration, recordkeeping, Tax withholding, unemployment insurance, workers’ compensation, and plant closures and layoffs, except where the failure to comply with such applicable Laws would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Debtors, taken as a whole. There is no, and during the past three (3) years there has been no, Proceeding pending or, to the Knowledge of the Debtors, threatened against any Debtor alleging a violation of any such applicable Law pertaining to labor or employment matters, except for any such Proceedings that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Debtors, taken as a whole. There is no, and during the past three (3) years there has been no, Order applicable to any Debtor, arising out of any alleged violation of any Law pertaining to labor or employment matters. No Debtor has any direct or indirect material liability, whether absolute or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

(b) There are no collective bargaining agreements, labor agreements, work rules or practices, or any other labor-related agreements or arrangements to which any of the Debtors is a party or otherwise subject with respect to any employee. Within the past three (3) years, no labor union, labor organization or other organization or group has (i) represented or purported to represent any employee, (ii) made a demand to any of the Debtors or, to the Knowledge of the Debtors, to any Governmental Body for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending, threatened in writing or, to the Knowledge of the Debtors, verbally threatened to be brought or filed with the National Labor Relations Board or any other labor relations Governmental Body. Within the past three (3) years, there has been no actual or, to the Knowledge of the Debtors, threatened, labor arbitrations, grievances, material labor disputes, strikes, lockouts, walkouts, slowdowns or work stoppages, or picketing by any employee of any of the Debtors. None of the Debtors has committed a material unfair labor practice (as defined in the National Labor Relations Act or any similar Law) within the past three (3) years.

(c) The Debtors have not, within the past three (3) years, effectuated an event giving rise to a notice obligation, including a “plant closing” or “mass layoff” (as those terms are defined in the federal Worker Adjustment Retraining Notification Act, or any analogous state or local Law), affecting, in whole or in part, any site of employment, facility or operating unit of any of the Debtors.

(d) To the Knowledge of the Debtors, no current or former employee of any Debtor is, in any material respect, in violation of any term of any employment contract, nondisclosure agreement, or non-competition agreement with any Debtor. To the Knowledge of the Debtors, no employee of any Debtor is, in any material respect, in violation of the terms of any restrictive covenant with any third party, including any former employer relating to the right of any such employee to be employed by any Debtor or to the use of trade secrets or proprietary information of others and, to the Knowledge of the Debtors, no such claims are threatened.

3.20. Related Party Transactions. Except as set forth in Section 3.20 of the Debtor Disclosure Schedule, none of the Debtors is party to any transaction, arrangement or Contract with (a) any of the current or former officers, Persons that own or hold (together with their Affiliates) more than 5% of the common stock of the Company, members of the board of directors or board of managers (or comparable governing body) or Affiliates of any of the Debtors (excluding any of the other Debtors), or (b) any immediate family member or Affiliate thereof (the Persons described in clauses (a) and (b) being referred to as, each a “Related Party” and, collectively, the “Related Parties”), in any such case other than (i) in the case of any officer or director, any Benefit Plans and (ii) obligations to pay fees to any director of any Debtor in connection with the performance of his or her service as a director of such Debtor. None of the Related Parties own any material property or right, tangible or intangible, that is used by any Debtor.

3.21. Insurance. All insurance policies of the Debtors as of the Execution Date or under which any of the Debtors or any of their respective businesses, employees, assets, liabilities or properties are insured as of the Execution Date (the “Insurance Policies”) are in full force and effect, and, except to the extent any such Insurance Policy has been replaced after the Execution Date with comparable substitute insurance coverage that will remain in full force and effect immediately following the Closing, will remain in full force and effect immediately following Closing. All premiums payable under the material Insurance Policies have been paid to the extent such premiums are due and payable. The Debtors have otherwise complied with the terms and conditions of, and their obligations under, all of the material Insurance Policies in all material respects, and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under any of the material Insurance Policies. To the Knowledge of the Debtors, there is no threatened termination or material alteration of coverage under, any of the Insurance Policies. During the past three (3) years, no claims have been denied under the Insurance Policies and the Debtors have not (a) had a claim rejected or a payment denied by any insurance provider, (b) had a claim under any Insurance Policy in which there is an outstanding reservation of rights or (c) had the policy limit under any Insurance Policy exhausted or materially reduced, except for any such rejection, denial, reservation, exhaustion or reduction that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole. The insurance maintained by or on behalf of the Debtors is adequate to insure against such losses and risks as are prudent and customary in the businesses in which they are engaged.

3.22. SEC Reports and Bankruptcy Documents. Since December 31, 2018, the Company has filed all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) with the SEC as required by the Securities Act or the Exchange Act. The Disclosure Statement, the monthly operating reports and the other pleadings filed with the Bankruptcy Court (collectively, the “Bankruptcy Documents”), when filed with the Bankruptcy Court, the SEC Reports, when they became effective or were filed with the SEC, and the Draft 10-Q, when delivered to counsel to the Backstop Parties on August 13, 2020, as the case may be, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects, in the case of the Bankruptcy Documents, with the requirements of the Bankruptcy Code, and in the case of the SEC Reports and the Draft 10-Q, with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (“SOX”), as the case may be, and the applicable rules and regulations of the SEC under the Securities Act, the Exchange Act and SOX, as the case may be. The Company shall file its Form 10-Q quarterly report for the quarter ended June 30, 2020 with the Securities and Exchange Commission on August 17, 2020, and such filing (including the Interim Financial Statements attached thereto) shall be in substantially the form of the Draft 10-Q.

3.23. Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and, to the Knowledge of the Debtors, there are no material weaknesses in the Company’s internal control over financial reporting as of the Execution Date.

3.24. Disclosure Controls and Procedures. The Company (a) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that the Company files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure, and (b) has disclosed, based upon the most recent evaluation by the Chief Executive Officer and Controller of the Company’s internal control over financial reporting, to its auditors and the audit committee of the Company’s board of directors (i) all material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect their ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.25. Investment Company Act. None of the Debtors is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.26. Oil and Gas Matters.

(a) All rentals, royalties and other burdens on production and expenses relating to or arising from the Debtors’ ownership or operation of the Oil and Gas Properties, the production of Hydrocarbons or the receipt of proceeds therefrom, have been, and are being, paid (timely and before the same become delinquent) by the Debtors, except where the failure to make such payment would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

(b) The Debtors have incurred no expenses, and have made no commitments to make expenditures in excess of $250,000 in connection with the ownership or operation of the Oil and Gas Properties following the Execution Date, other than routine capital and operating expenditures incurred in the normal operation of existing wells on the Oil and Gas Properties.

(c) There are no Imbalances arising with respect to the Oil and Gas Properties, except where such Imbalances would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Debtors, taken as a whole.

(d) Except as otherwise reflected in the Reserve Report attached as Section 3.26(d) of the Debtor Disclosure Schedule, there are no Wells located on the Leases or lands covered thereby that: (i) any Debtor is currently obligated (directly or indirectly) by Law or Contract to incur material costs to plug and abandon; (ii) any Debtor will be obligated (directly or indirectly) by Law or Contract to incur material costs to plug or abandon with the lapse of time or notice or both because the Well is presently not currently capable of producing in commercial quantities; or (iii) have been plugged and abandoned but have not been plugged in material compliance with all applicable requirements of each regulatory authority having jurisdiction over the Oil and Gas Properties. No Debtor is obligated by virtue of any material take-or-pay payment, advance payment or other similar payment (other than gas balancing arrangements) to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery.

(e) There exists no material agreements or arrangements by or binding upon any of the Debtors for the sale of production from the Oil and Gas Properties (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) at a fixed price and have a maturity or expiry date of longer than six (6) months from the Execution Date other than agreements or arrangements which are cancelable with 90 days’ notice or less without penalty or detriment. The Debtors are presently receiving payment for all production from (or attributable to) Oil and Gas Properties covered by a production sales contract which is computed in accordance with the terms of such contract, and are not having deliveries of gas from any Oil and Gas Properties subject to a production sales contract curtailed substantially below such property’s delivery capacity. None of the Debtors is taking any of its production from the Oil and Gas Properties in kind and all production is being sold by the operator of the Leases and Wells pursuant to the applicable joint operating agreements.

3.27. Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment, the Put Option Premium, or any of the Contemplated Transactions.

4. Representations and Warranties of the Backstop Parties. Each Backstop Party, severally and not jointly, hereby represents and warrants to the Debtors as set forth in this Section 4. Each representation and warranty of each Backstop Party is made as of the Execution Date and as of the Effective Date:

4.1. Organization of Such Backstop Party. Such Backstop Party is duly incorporated, organized or formed (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation (as applicable), with full corporate, partnership or limited liability company (as applicable) power and authority to conduct its business as it is now conducted.

4.2. Authority; No Conflict.

(a) Such Backstop Party (i) has the requisite corporate, partnership or limited liability company (as applicable) power and authority (A) to enter into, execute and deliver this Agreement and, subject to the entry of the Backstop Order, (B) to perform and consummate the transactions contemplated hereby, and (ii) has taken all necessary corporate, partnership or limited liability company (as applicable) action required for (x) the due authorization, execution and delivery by such Backstop Party of this Agreement and (y) the performance and consummation of the transactions contemplated hereby by such Backstop Party. This Agreement has been duly executed and delivered by such Backstop Party. This Agreement constitutes the legal, valid and binding obligation of such Backstop Party, enforceable against such Backstop Party in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at Law or in equity).

(b) Neither the execution and delivery by such Backstop Party of this Agreement nor (subject to the entry of the Backstop Order) the performance or consummation by such Backstop Party of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with, or result in a violation or breach of any provision of the Organizational Documents of such Backstop Party;

(ii) contravene, conflict with or result in a violation of any Law or Order to which such Backstop Party or any of the properties, assets, rights or interests owned, leased or used by such Backstop Party are bound or may be subject; or

(iii) contravene, conflict with or result in a violation or breach of any provision of, or give rise to any right of termination, acceleration or cancellation under, any material Contract to which such Backstop Party is a party or which any of the properties, assets, rights or interests owned, leased or used by such Backstop Party are bound or may be subject;

except, in the case of clauses (ii) and (iii) above, where such occurrence, event or result would not reasonably be expected to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance or consummation of its obligations under this Agreement.

Except (x) for any required filings under the HSR Act or other applicable competition Laws, (y) for Consents which have been obtained, notices which have been given and filings which have been made, and (z) where the failure to give any notice, obtain any Consent or make any filing would not reasonably be expected to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance or consummation of its obligations under this Agreement, such Backstop Party is not and will not be required to give any notice to, make any filing with or obtain any Consent from, any Person in connection with the execution and delivery by such Backstop Party of this Agreement or the consummation or performance by such Backstop Party of any of the transactions contemplated hereby.

4.3. Backstop Securities Not Registered. Such Backstop Party understands that the Backstop Securities have not been registered under the Securities Act. Such Backstop Party also understands that the Backstop Securities are being offered and sold pursuant to an exemption from registration provided under Section 4(a)(2) of the Securities Act based in part upon such Backstop Party’s representations contained in this Agreement, and such Backstop Party will not sell the Backstop Securities unless subsequently registered under the Securities Act or an exemption from registration is available.

4.4. Acquisition for Own Account. Such Backstop Party is acquiring the Backstop Securities for its own account (or for the accounts for which it is acting as investment advisor or manager) for investment and not with a present view toward distribution, within the meaning of the Securities Act. Subject to the foregoing, by making the representations herein, such Backstop Party does not agree to hold its Backstop Securities for any minimum or other specific term and reserves the right to dispose of its Backstop Securities at any time in accordance with or pursuant to a registration statement or exemption from the registration requirements under the Securities Act and any applicable state securities Laws.

4.5. Qualified Institutional Buyer. Such Backstop Party is a Qualified Institutional Buyer and has such knowledge and experience in financial and business matters that such Backstop Party is capable of evaluating the merits and risks of its investment in the Backstop Securities. Such Backstop Party understands and is able to bear any economic risks of such investment. Notwithstanding anything to the contrary herein, nothing contained in any of the representations, warranties or acknowledgments made by any Backstop Party in this Section 4.5 will operate to modify or limit in any respect the representations and warranties of the Debtors or to relieve the Debtors from any obligations to the Backstop Parties for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

4.6. Proceedings. There are no pending, existing, instituted, outstanding or, to the knowledge of such Backstop Party, threatened Proceedings against such Backstop Party which, if adversely determined, would reasonably be expected to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance or consummation of its obligations under this Agreement.

4.7. Sufficiency of Funds. On the Business Day on which the Deposit Deadline occurs, such Backstop Party will have available funds sufficient to pay such Backstop Party’s Aggregate Purchase Price.

4.8. Access to Information. Such Backstop Party acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Debtors and to obtain additional information that it has requested to verify the accuracy of the information contained herein.

4.9. Party to RSA. Such Backstop Party has duly and validly executed and delivered the RSA, and the RSA constitutes a valid and binding obligation of such Backstop Party, enforceable against such Backstop Party in accordance with its terms.

4.10. No Brokers Fee. Such Backstop Party is not a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Debtors for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering.

4.11. Ownership of Claims. As of the date hereof, such Backstop Party or its Affiliates, as applicable, were, collectively, the beneficial owner (or investment advisor or manager for the beneficial owner) of the aggregate principal amount of Notes Claims indicated in the RSA, and (subject to the signature page limitations set forth in the RSA), has full power to vote and dispose thereof, and has not entered into any agreement to transfer the foregoing where such transfer would prohibit such Backstop Party from complying with its obligations hereunder or under the RSA.

5. Covenants of the Debtors. Each of the Debtors hereby, jointly and severally, covenants and agrees with the Backstop Parties as set forth in this Section 5.

5.1. Approval of this Agreement. On the Petition Date, the Debtors shall file a motion and supporting papers (the “Backstop Motion”) seeking an order of the Bankruptcy Court (which may be included as part of the Disclosure Statement Order or the Confirmation Order), which order (the “Backstop Order”) shall be consistent with the RSA and this Agreement and shall (a) authorize and approve (i) this Agreement and the execution, delivery and performance by the Debtors of this Agreement, (ii) the Debtors’ assumption of this Agreement pursuant to Section 365 of the Bankruptcy Code, (iii) the payment of the fees, expenses and other amounts required to be paid by the Debtors hereunder (including the Backstop Expenses and the Put Option Premium (including, if applicable, the Put Option Premium Cash Amount)), which shall constitute allowed administrative claims against the Debtors’ estates under sections 503(b) and 507(a)(1) of the Bankruptcy Code, and (iv) the indemnification and contribution provisions set forth herein, (b) release and exculpate the Backstop Parties and their respective Affiliates and Representatives from any liability for participation in the transactions contemplated hereby or any of the other Contemplated Transactions, (c) authorize and approve all documents, instruments, agreements and other materials entered into, delivered, distributed or otherwise used in connection with the Rights Offering (including the Rights Offering Procedures and the accompanying subscription form), and (d) otherwise be in form and substance reasonably satisfactory to the Required Backstop Parties; provided, that the signature pages, exhibits and schedules to any copy of this Agreement that is filed with the Bankruptcy Court shall be subject to redaction as the Required Backstop Parties determine, including redacting (x) the names of the Backstop Parties, and (y) the Backstop Commitment Percentage of each Backstop Party. The Debtors shall support and use commercially reasonable efforts to (A) obtain Bankruptcy Court approval of the Backstop Order as soon as practicable after the Petition Date, and in no event more than forty-five (45) days thereafter, (B) obtain a waiver of Bankruptcy Rule 6004(h) and request that the Backstop Order be effective immediately upon its entry by the Bankruptcy Court, which Backstop Order shall not be revised, modified, or amended by any other Order of the Bankruptcy Court, and (C) fully support the Backstop Motion and any application seeking Bankruptcy Court approval and authorization to pay the expenses and other amounts required to be paid by the Debtors hereunder (including the Put Option Premium and the Backstop Expenses), as allowed administrative claims against the Debtors’ estates.

The Debtors shall provide the Backstop Parties and counsel to the Backstop Parties identified in Section 12(a) hereof with a copy of the proposed Backstop Order together with copies of any briefs, pleadings and motions related thereto, for review and comment by the Backstop Parties and such counsel a reasonable period of time prior to filing such proposed Backstop Order (or any such briefs, pleadings or motions related thereto) with the Bankruptcy Court (but in no event less than three (3) Business Days prior to such filing). Any comments received by the Debtors from the Backstop Parties or such counsel with respect to the Backstop Order (or any briefs, pleadings or motions related thereto) shall be considered by them in good faith and, to the extent the Debtors disagree with, or determine not to incorporate, any such comments, they shall inform the Backstop Parties thereof and discuss the same with the Backstop Parties. Any amendments, modifications, changes or supplements to the Backstop Order sought by the Debtors shall be in form and substance acceptable to the Required Backstop Parties. If the Backstop Order or any other Orders of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Backstop Order or any such other Order), the Debtors shall diligently defend against any such appeal, petition or motion and shall use their commercially reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion. The Debtors shall keep the Backstop Parties reasonably informed and updated regarding the status of any such appeal, petition or motion.

5.2. Exit Facility. The Debtors shall take all commercially reasonable actions to enter into and consummate, on or prior to the Effective Date the financing contemplated by the Exit Facility Term Sheet, including by using their commercially reasonable efforts to (a) negotiate, execute and deliver the Exit Facility Documents and (b) satisfy all conditions in the Exit Facility Documents. The Debtors shall promptly provide copies of all drafts and final execution copies of all Exit Facility Documents for review and comment by, and the reasonable approval of, the Required Backstop Parties. The Exit Facility Documents shall be consistent in all material respects with the terms set forth in the Exit Facility Term Sheet, except as otherwise agreed by the Required Backstop Parties. Notwithstanding the foregoing, each of the Debtors acknowledges and agrees that neither the Backstop Parties nor any of their respective Affiliates or Representatives shall have any responsibility for the Exit Facility and shall not be liable or otherwise responsible for any statements, assertions, facts, projections, forecasts, data or other information contained or referred to in any materials prepared by or on behalf of the Debtors, the agents or lenders under the Exit Facility, or any of their respective Affiliates or Representatives in connection with the Exit Facility.

5.3. Conditions Precedent. The Debtors shall use their commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Section 7.1 hereof and the Plan (including procuring and obtaining all Consents, authorizations and waivers of, making all filings with, and giving all notices to, Persons (including Governmental Bodies) which may be necessary or required on its part in order to consummate or effect the transactions contemplated herein).

5.4. Notification. The Debtors shall: (a) on reasonable request by any of the Backstop Parties, cause the Rights Offering Subscription Agent to notify each of the Backstop Parties in writing of the aggregate principal amount of Rights Offering Securities that Rights Offering Participants have subscribed for pursuant to the Rights Offering as of the close of business on the Business Day preceding such request or the most recent practicable time before such request, as the case may be, and (b) following the Subscription Instruction and Payment Deadline, (i) cause the Rights Offering Subscription Agent to notify each of the Backstop Parties in writing, within three (3) Business Days after the Subscription Instruction and Payment Deadline, of the aggregate principal amount of Unsubscribed Securities and (ii) timely comply with their obligations under Section 1.1(b) hereof.

5.5. Use of Proceeds. The Debtors shall use the net cash proceeds from the sale of the Rights Offering Securities from the Rights Offering and the sale of the Backstop Securities pursuant to this Agreement solely for the purposes set forth in the Plan.

5.6. HSR Act and Foreign Competition Filings. The Debtors shall promptly prepare and file all necessary documentation and effect all applications, if any, that are necessary under the HSR Act or any applicable foreign competition Laws so that all applicable waiting periods shall have expired or been terminated thereunder with respect to the purchase of Backstop Securities hereunder, the issuance and purchase of Rights Offering Securities in connection with the Rights Offering, or any of the other Contemplated Transactions in time for such transactions to be consummated within the timeframes contemplated hereunder and under the RSA, and not take any action, or fail to take any action, that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the Contemplated Transactions. Without limiting the provisions of Section 2.2, the Debtors shall bear all costs and expenses of the Debtors and the Backstop Parties in connection with the preparation or the making of any filing under the HSR Act or applicable foreign competition Laws, including any filing fees thereunder.

5.7. Royalty Class Action Settlement. The Debtors shall, to the extent known by the Debtors, (i) notify counsel for the Backstop Parties as soon as reasonably practicable if the Royalty Class Action Settlement is terminated or if members of the Royalty Class Action Class who have Royalty Class Action Claims which, in the aggregate, exceed ten percent (10%) of the Settlement Cash Proceeds elect to opt-out of the Royalty Class Action Settlement, and (ii) provide counsel for the Backstop Parties, as soon as reasonably practicable upon request, with an update regarding the status of the responses from the members of the Royalty Class Action Class.

5.8. RSA Covenants. Each of the covenants and agreements set forth in Section 6 of the RSA (as in effect on the Execution Date) (collectively, the “Debtors RSA Covenants”), are hereby incorporated herein by reference with full force and effect as if fully set forth herein by applying the provisions thereof mutatis mutandis (such that all changes and modifications to the defined terms and other terminology used in the Debtors RSA Covenants shall be made so that the Debtors RSA Covenants can be applied in a logical manner in this Agreement), and the Debtors shall perform, abide by and observe, for the benefit of the Backstop Parties, all of the Debtors RSA Covenants as incorporated herein and modified hereby, and without giving effect to any amendment, modification, supplement, forbearance, waiver or termination of or to any of the Debtors RSA Covenants that are made or provided under the terms of the RSA, other than any amendment, modification, supplement, forbearance, waiver or termination of or to any of the Debtors RSA Covenants which (a) the Required Backstop Parties have provided their prior written consent or (b) have the effect of making such RSA Covenant more favorable to the Required Backstop Parties, as determined by the Required Backstop Parties in their sole discretion. The Debtors shall not assert, or support any assertion by any third party, that the Debtors RSA Covenants, as incorporated herein and modified hereby, are not enforceable by the Backstop Parties by reason of the fact that the Debtors RSA Covenants are included in a Contract that was entered into by the Debtors prior to the Petition Date or otherwise, or that the Required Backstop Parties shall be required to obtain relief from the automatic stay from the Bankruptcy Court as a condition to the right of the Required Backstop Parties to terminate this Agreement pursuant to Section 8(b) on account of a breach or violation of any of the Debtors RSA Covenants. For the avoidance of doubt, for purposes of applying the Debtors RSA Covenants to this Agreement, the term “Required Consenting Creditors” used in the Debtors RSA Covenants shall mean and be a reference to the “Required Backstop Parties”.

5.9. Access. Each of the Debtors shall provide, and direct its employees, officers, advisors, and other representatives to cooperate and work in good faith with and provide, to the Backstop Parties and their respective advisors (i) reasonable access to the Debtors’ books and records during normal business hours on reasonable advance notice to the Debtors’ representatives and without disruption to the operation of the Debtors’ business, (ii) reasonable access to the management and advisors of the Debtors on reasonable advance notice to such Persons and without disruption to the operation of the Debtors’ business and (iii) such other information or access as reasonably requested by the Backstop Parties or their respective legal and financial advisors; provided that such Backstop Parties and their respective advisors shall enter into confidentiality agreements or nondisclosure agreements with the Debtors in connection with such access.

6. Covenants of the Backstop Parties.

6.1. Conditions Precedent. Each Backstop Party shall use its commercially reasonable efforts to satisfy or cause to be satisfied on or prior to the Effective Date all of the conditions precedent applicable to such Backstop Party set forth in Section 7.2 hereof; provided, however, that nothing contained in this Section 6.1 shall obligate the Backstop Parties to waive any right or condition under this Agreement, the RSA, the Plan or any of the other Definitive Documents.

6.2. HSR Act and Foreign Competition Filings. Each Backstop Party shall promptly prepare and file all necessary documentation and effect all applications, if any, that are necessary under the HSR Act or any applicable foreign competition Laws so that all applicable waiting periods shall have expired or been terminated thereunder with respect to the purchase of Backstop Securities hereunder, the issuance and purchase of Rights Offering Securities in connection with the Rights Offering or any of the other Contemplated Transactions within the timeframes contemplated hereunder and in the RSA, and not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the Contemplated Transactions. Notwithstanding anything to the contrary herein, none of the Backstop Parties (or their respective ultimate parent entities, as such term is used in the HSR Act) shall be required to (a) disclose to any other party hereto any information contained in its HSR Notification and Report Form (if any) or filings under any applicable foreign competition Laws (if any) that such party, in its sole discretion, deems confidential, except as may be required by applicable Laws as a condition to the expiration or termination of all applicable waiting periods under the HSR Act and any applicable foreign competition Laws, (b) agree to any condition, restraint or limitation relating to its or any of its Affiliates’ ability to freely own or operate all or a portion of its or any of its Affiliates’ businesses or assets, (c) hold separate (including by trust or otherwise) or divest any of its or any of its Affiliates’ businesses or assets, or (d) hold separate (including by trust or otherwise) or divest any assets of any of the Debtors. Without limiting the provisions of Section 2.2, the Debtors shall bear all costs and expenses of the Debtors and the Backstop Parties in connection with the preparation or the making of any filing under the HSR Act or any applicable foreign competition Laws, including any filing fees thereunder.

7. Conditions to Closing.

7.1. Conditions Precedent to Obligations of the Backstop Parties. The obligations of the Backstop Parties to subscribe for and purchase Backstop Commitment Securities pursuant to their respective Backstop Commitments are subject to the satisfaction (or waiver in writing by the Required Backstop Parties) of each of the following conditions on or prior to the Effective Date:

(a) RSA. None of the following shall have occurred: (i) the RSA shall not have been terminated by any party thereto, (ii) the RSA shall not have been invalidated or deemed unenforceable by the Bankruptcy Court or any other Governmental Body, (iii) no Consenting Creditor Termination Event shall have occurred which was not waived in writing (including by e-mail) by the Required Backstop Parties (disregarding whether any such Consenting Creditor Termination Event was waived in writing by the Required Consenting Creditors), and (iv) there shall not be continuing any cure period with respect to any event, occurrence or condition that would permit the Required Consenting Creditors to terminate the RSA in accordance with its terms (disregarding whether the Required Consenting Creditors waived any Consenting Creditor Termination Event that would arise out of the failure to cure such event, occurrence or condition).

(b) Plan and Plan Supplement. The Plan, as confirmed by the Bankruptcy Court, shall be consistent in all material respects with the RSA. The Plan Supplement (including all schedules, documents and forms of documents contained therein or constituting a part thereof) and the Definitive Documents shall be consistent in all material respects with the terms of this Agreement and the RSA.

(c) Disclosure Statement. The Disclosure Statement shall be consistent in all material respects with the terms of this Agreement and the RSA.

(d) Disclosure Statement Order. (i) The Bankruptcy Court shall have entered the Order approving the Disclosure Statement (the “Disclosure Statement Order”), (ii) the Disclosure Statement Order shall be consistent in all material respects with the terms of this Agreement and the RSA and (iii) the Disclosure Statement Order shall be a Final Order.

(e) Confirmation Order. (i) The Bankruptcy Court shall have entered the Confirmation Order, (ii) the Confirmation Order shall be consistent in all material respects with the terms of this Agreement and the RSA and (iii) the Confirmation Order shall be a Final Order. Without limiting the generality of the foregoing, the Confirmation Order shall contain the following specific findings of fact, conclusions of Law and Orders: (A) the Specified Issuances described in clause (a) of the definition of “Specified Issuances” are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code; (B) each of the Specified Issuances described in clauses (b)—(d) of the definition of “Specified Issuances” are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or another available exemption from the Securities Act registration requirements; (C) the solicitation of acceptance or rejection of the Plan by the Backstop Parties and/or any of their respective Related Persons (if any such solicitation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and applicable non-bankruptcy law and, as such, the Backstop Parties and any of their respective Related Persons are entitled to the benefits and protections of section 1125(e) of the Bankruptcy Code; and (D) the participation by the Backstop Parties and/or any of their respective Related Persons in the offer, issuance, sale or purchase of any security offered, issued, sold or purchased under the Plan (if any such participation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Backstop Parties and any of their respective Related Persons are entitled to the benefits and protections of section 1125(e) of the Bankruptcy Code.

(f) Backstop Order. The Bankruptcy Court shall have entered the Backstop Order, and the Backstop Order shall be consistent in all material respects with the terms of this Agreement and this Agreement and shall otherwise be in form and substance acceptable to the Required Backstop Parties, and the Backstop Order shall be a Final Order.

(g) Conditions to Effectiveness of Plan. The conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived with the prior written consent of the Required Backstop Parties) in accordance with the Plan, and the Effective Date shall have occurred or shall occur simultaneously with the Closing.

(h) Rights Offering and Backstop. (i) The Rights Offering shall have been conducted and consummated in accordance with the Plan and this Agreement, (ii) all Rights Offering Securities and Backstop Securities shall have been (or concurrently with the Closing will be) issued and sold in connection with the Rights Offering and/or pursuant to this Agreement, and (iii) the Debtors shall have received (or concurrently with the Closing will receive) net cash proceeds from the issuance and sale of Rights Offering Securities and Backstop Securities in an aggregate amount of not less than the Rights Offering Amount.

(i) Exit Facility Documents. (i) Each of the Exit Facility Documents shall (A) have been (or concurrently with the Closing will be) executed and/or delivered by the Debtors and each other Person required to execute and/or deliver the same, (B) be consistent in all material respects with the terms of this Agreement and the RSA, (C) be in full force and effect, and (D) be in form and substance acceptable to the Required Backstop Parties, (ii) all conditions to closing of the transactions contemplated by the Exit Facility (as set forth in the Exit Facility Documents) shall have been satisfied (or waived by the requisite Person(s)).

(j) Stockholders Agreement. The Company shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be (i) consistent in all material respects with the terms of the RSA and this Agreement and otherwise in form and substance acceptable to the Required Backstop Parties and (ii) in full force and effect.

(k) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be (i) consistent in all material respects with the terms of the RSA and this Agreement and otherwise in form and substance acceptable to the Required Backstop Parties and (ii) in full force and effect.

(l) New Convertible Notes Indenture. The Company and the New Convertible Notes Indenture Trustee shall have executed and delivered the New Convertible Notes Indenture, the New Convertible Notes Indenture shall have been issued, and the New Convertible Notes Indenture shall be (i) consistent in all material respects with the terms of the RSA and this Agreement and otherwise in form and substance acceptable to the Required Backstop Parties and (ii) in full force and effect.

(m) Warrant Agreements. The Company and the warrant agent with respect to the New Warrants shall have executed and delivered the Warrant Agreements, and the Warrant Agreements shall be (i) consistent in all material respects with the terms of the RSA and this Agreement and otherwise in form and substance acceptable to the Required Backstop Parties and (ii) in full force and effect.

(n) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, judgment or other Order preventing the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions shall have been entered, issued, rendered or made, nor shall any Proceeding seeking any of the foregoing be commenced, pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to any of the Backstop Parties or any of the Debtors which makes the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions (including each of the Specified Issuances) impossible, illegal or void.

(o) Notices and Consents. All Governmental Body and material third party notifications, filings, waivers, authorizations and other Consents, including Bankruptcy Court approval, necessary or required for the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions or the effectiveness of the Plan, shall have been obtained, not be subject to unfulfilled conditions and be in full force and effect; and all applicable waiting periods (including the waiting period under the HSR Act or any other applicable competition Laws (and any extensions thereof)) shall have expired without any action being taken or threatened by any Governmental Body that would restrain, prevent or otherwise impose materially adverse conditions on any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions.

(p) Representations and Warranties. Each of (i) the representations and warranties of the Debtors in this Agreement (other than the Fundamental Representations) that are not qualified as to “materiality” or “material adverse effect” shall be true and correct in all material respects, (ii) the representations and warranties of the Debtors in this Agreement (other than the Fundamental Representations) that are qualified as to “materiality” or “material adverse effect” shall be true and correct in all respects, and (iii) the Fundamental Representations shall be true and correct in all respects, in each case of clauses (i), (ii) and (iii), at and as of the Execution Date and at and as of the Effective Date as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(q) Covenants. Each of the Debtors shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Debtors on or prior to the Closing.

(r) Backstop Expenses. The Debtors shall have paid all Backstop Expenses that have accrued and remain unpaid as of the Effective Date in accordance with the terms of this Agreement, and no Backstop Expenses shall be required to be repaid or otherwise disgorged to the Debtors or any other Person.

(s) Material Adverse Effect. No Material Adverse Effect shall have occurred on or after the Execution Date.

(t) Put Option Securities. The Company shall have issued and delivered the Put Option Securities in accordance with Section 1.3(a), or will issue and deliver such securities concurrently with the delivery of the Rights Offering Securities, and no portion of the Put Option Securities shall have been invalidated or avoided.

(u) Backstop Certificate. The Backstop Parties shall have received a Backstop Certificate in accordance with Section 1.1(b).

(v) No Registration; Compliance with Securities Laws. No Proceeding shall be pending or threatened by any Governmental Body that alleges that any of the Specified Issuances is not exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act or any applicable securities or “Blue Sky” laws of any state of the United States.

(w) Officer’s Certificate. The Backstop Parties shall have received on and as of the Effective Date a certificate of an executive officer of the Debtors confirming that the conditions set forth in Sections 7.1(p), 7.01(q), 7.1(s), and 7.1(z) hereof have been satisfied.

(x) Valid Issuance. The Rights Offering Securities and the Backstop Securities shall be, upon issuance, validly issued, and free and clear of all issue, stamp, transfer or similar Taxes, Encumbrances, pre-emptive rights, rights of first refusal, subscription rights and similar rights, except for any restrictions on transfer as may be imposed by applicable securities Laws or as may be provided in the New Stockholders Agreement or the New Convertible Notes Indenture, as applicable. The Put Option Securities shall be, upon issuance, fully-paid and non-assessable.

(y) Securities of the Debtors. On the Effective Date, after giving effect to the consummation of the transactions contemplated by the Plan and this Agreement, (A) other than (i) the Rights Offering Securities issued and sold to the Rights Offering Participants pursuant to the Rights Offering and to the Backstop Parties pursuant to this Agreement, (ii) the Backstop Securities sold and/or issued to the Backstop Parties pursuant to this Agreement, (iii) the shares of New Common Stock issued pursuant to the Plan, (iv) Equity Interests of a Debtor owned solely by another Debtor (other than the Company) and (v) New Warrants, no Equity Interests of any Debtor will be issued or outstanding and (B) no pre-emptive rights, rights of first refusal, subscription rights and/or similar rights to acquire any Equity Interests of any Debtor, in any such case will be outstanding or in effect, except as may be provided in the New Stockholders Agreement, the New Convertible Notes Indenture, the Warrant Agreements or the New Corporate Governance Documents.

(z) Royalty Class Action Settlement. (A) the Bankruptcy Court shall have entered the Royalty Class Action Settlement Conditional Approval Order and such Order is in full force and effect and shall not have been reversed, stayed, modified, or amended, or (B) none of the following shall have occurred, in each case except with the prior written consent of the Required Backstop Parties: (i) the termination of the Royalty Class Action Settlement or the Royalty Class Action 9019 Settlement Agreement, (ii) the waiver, amendment, or any other modification to the terms of the Royalty Class Action Settlement or the Royalty Class Action 9019 Settlement Agreement that is adverse to the Debtors, or (iii) members of the Royalty Class Action Class who have Royalty Class Action Claims which, in the aggregate, exceed ten percent (10%) of the Settlement Cash Proceeds, elect to opt out of the Royalty Class Action Settlement.

7.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell the Backstop Commitment Securities to each of the Backstop Parties pursuant to this Agreement are subject to the satisfaction (or waiver in writing by the Company) of each of the following conditions precedent on or prior to the Effective Date:

(a) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall be a Final Order.

(b) Backstop Order. The Bankruptcy Court shall have entered the Backstop Order and the Backstop Order shall be a Final Order.

(c) Conditions to Effectiveness of Plan. The conditions to the Effective Date set forth in the Plan shall have been satisfied or waived in accordance with the Plan, and the Effective Date shall have occurred or shall occur simultaneously with the Closing.

(d) Rights Offering. The Rights Offering shall have been consummated.

(e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, judgment or other Order preventing the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions shall have been entered, issued, rendered or made, nor shall any Proceeding seeking any of the foregoing be commenced, pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the Backstop Parties or the Debtors which makes the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions (including each of the Specified Issuances) impossible, illegal or void.

(f) Representations and Warranties and Covenants. (i) Each of (A) the representations and warranties of each Backstop Party in this Agreement that are not qualified as to “materiality” or “material adverse effect” shall be true and correct in all material respects and (B) the representations and warranties of each Backstop Party that are qualified as to “materiality” or “material adverse effect” shall be true and correct, in each case of clauses (A) and (B), at and as of the Execution Date and at and as of the Effective Date as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date) and (ii) each Backstop Party shall have complied in all material respects with all covenants in this Agreement applicable to it, except, in any such case of clause (i) or clause (ii) above, to the extent that any such inaccuracy or non-compliance would not reasonably be expected to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance or consummation of its obligations under this Agreement.

8. Termination.

(a) Unless earlier terminated in accordance with the terms of this Agreement, this Agreement (including the Backstop Commitments contemplated hereby) shall terminate automatically and immediately, without a need for any further action on the part of (or notice provided to) any Person, upon the earlier to occur of:

(i) the Bankruptcy Court’s entry of an Order converting any of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, appointing a trustee or custodian for any of the Debtors or dismissing any of the Chapter 11 Cases; and

(ii) the date of any termination of the RSA with respect to the Consenting Noteholders or all parties thereto or the delivery of notice of termination by any of the parties to the RSA that would have the effect of terminating the RSA with respect to the Consenting Noteholders or all parties thereto if such notice of termination was effective.

(b) This Agreement (including the Backstop Commitments contemplated hereby) may be terminated and the transactions contemplated hereby may be abandoned at any time by the Backstop Parties effective immediately upon the giving by the Required Backstop Parties of written notice of termination to the Debtors:

(i) if (A) any of the Debtors shall have breached or failed to perform any of their respective covenants or other obligations contained in this Agreement (including covenants incorporated into this Agreement by reference), and (B) any such breach or failure to perform (x) would result in a failure of a condition set forth in Section 7.1 and (y) is not curable by the Outside Date, or, if curable or able to be performed by the Outside Date, is not cured by the Outside Date;

(ii) if any of the conditions set forth in Section 7.1 hereof become incapable of fulfillment prior to the Outside Date;

(iii) if any of the Debtors (including by or through any of their Representatives) (A) enters into, publicly announces its intention to enter into (including by means of any filings made with any Governmental Body), or announces to any of the Backstop Parties or holders of Company Claims/Interests its intention to enter into, an agreement (including any agreement in principle, letter of intent, memorandum of understanding or definitive agreement), whether binding or non-binding, or whether subject to terms and conditions, with respect to any Alternative Transaction, (B) files any pleading or document with the Bankruptcy Court agreeing to, evidencing its intention to support, or otherwise supports, any Alternative Transaction or (C) consummates any Alternative Transaction;

(iv) if a Consenting Creditor Termination Event shall occur, without giving effect to any waivers of a Consenting Creditor Termination Event provided under the RSA (for purposes of determining the occurrence of a Consenting Creditor Termination Event, the terms “Required Consenting Noteholders” and “Required Consenting Creditors” as used in any of clauses (a)-(m) of Section 10.01 of the RSA shall be replaced with “Required Backstop Parties”);

(v) if any Law or Order has been enacted or entered by any Governmental Body that operates to prevent, restrict or alter, in any material respect, the implementation of the Plan, the Rights Offering or any of the Contemplated Transactions;

(vi) if the Backstop Order is not entered by the Bankruptcy Court on or before the date that is forty-five (45) days after the Petition Date; or

(vii) at any time after the date that is one hundred (100) days after the Petition Date (the “Outside Date”), if the Closing shall not have occurred on or prior to the Outside Date.

(c) This Agreement (including the Backstop Commitments contemplated hereby) may be terminated at any time by the Debtors effective immediately upon the Debtors’ giving of written notice of termination to the Backstop Parties if (i) any of the Backstop Parties shall have breached or failed to perform any of their respective covenants or other obligations contained in this Agreement, or any representation or warranty of any of the Backstop Parties in this Agreement shall have become untrue (determined as if the Backstop Parties made their respective representations and warranties at all times on and after the Execution Date and prior to the date this Agreement is terminated), and (ii) any such breach or failure to perform (A) would result in a failure of a condition set forth in Section 7.2 and (B) is not curable by the Outside Date, or, if curable or able to be performed by the Outside Date, is not cured by the Outside Date; provided, however, that if a Funding Default shall occur, the Debtors shall not be permitted to terminate this Agreement and the transactions contemplated hereby pursuant to this Section 8(c) unless Non-Defaulting Backstop Parties do not elect to commit to purchase all of the Default Securities pursuant to the process set forth in Section 1.2(c) or otherwise.

(d) This Agreement may be terminated by mutual written agreement among each of the Debtors party hereto and the Required Backstop Parties.

(e) To the extent this Agreement is validly terminated in accordance with Section 8, within ten (10) Business Days following the termination of this Agreement, the Debtors shall pay the Put Option Premium in cash (in lieu of any Put Option Securities), in an aggregate amount equal to the Put Option Premium Cash Amount, to the Backstop Parties on a pro rata basis (determined in accordance with the terms of Section 1.3(a) hereof, as applicable) by wire transfer of immediately available funds to an account designated by each Backstop Party; provided, however, that the Put Option Premium shall not be payable in the event of (i) a termination of this Agreement by the Debtors pursuant to Section 8(c) hereof, (ii) a termination of this Agreement pursuant to Section 8(a)(ii) hereof as a result of (A) a termination of the RSA by the Debtors pursuant to clause (1) of Section 10.02(a) of the RSA or (B) a termination by the Backstop Parties pursuant to Section 10.01(i) of the RSA for failure to meet a Milestone (other than a termination thereunder for failure to meet a Milestone related to the Backstop Order, Confirmation Order and the Outside Date). The terms set forth in this Section 8(e) shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated by this Agreement or any of the other Contemplated Transactions are consummated. The obligations set forth in this Section 8(e) are in addition to, and do not limit, the Debtors’ obligations under Sections 2.2 and 9 hereof

(f) In the event of a termination of this Agreement in accordance with this Section 8 at a time after all or any portion of the Aggregate Purchase Price for Backstop Commitment Securities has been deposited into the Deposit Account by any of the Backstop Parties and/or all or any portion of the purchase price for Default Securities that any of the Backstop Parties elects to commit to purchase, the Backstop Parties that have deposited such amounts shall be entitled to the return of all such amounts. In such a case, the Backstop Parties and the Debtors hereby agree to execute and deliver to the Rights Offering Subscription Agent, promptly after the effective date of any such termination (but in any event no later than two (2) Business Days after any such effective date), a letter instructing the Rights Offering Subscription Agent to pay to each applicable Backstop Party, by wire transfer of immediately available funds to an account designated by such Backstop Party, an amount equal to the total amount that such Backstop Party previously deposited into the Deposit Account and is entitled to receive pursuant to this Section 8(f).

(g) In the event of a termination of this Agreement in accordance with this Section 8, the provisions of this Agreement shall immediately become void and of no further force or effect (other than Sections 2.2, 8, 9, 11, 12 and 13 hereof (and any defined terms used in any such Sections (but solely to the extent used in any such Sections)), and other than in respect of any liability of any party for any breach of this Agreement prior to such termination, which shall in each case expressly survive any such termination).

(h) Each Debtor hereby acknowledges and agrees and shall not dispute that the giving of notice of termination by the Required Backstop Parties pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and each Debtor hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice).

9. Indemnification.

(a) Whether or not the transactions contemplated by this Agreement or any of the other Contemplated Transactions are consummated, the Debtors hereby agree, jointly and severally, to indemnify and hold harmless (i) each of the Backstop Parties, (ii) each of the Affiliates of each of the Backstop Parties, and (iii) each of the stockholders, equity holders, members, partners, managers, officers, directors, employees, attorneys, accountants, financial advisors, consultants, agents, advisors and controlling persons of each of the Backstop Parties and each of the Affiliates of each of the Backstop Parties (each, in such capacity, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees but excluding Taxes of the Backstop Parties, except to the extent otherwise expressly provided for in this Agreement), Taxes, interest, penalties, judgments and settlements, whether or not related to a third party claim, imposed on, sustained, incurred or suffered by, or asserted against, any Indemnified Party as a result of, arising out of, related to or in connection with, directly or indirectly, this Agreement, the Backstop Commitments, the Backstop Securities, the Rights Offering, any of the Definitive Documents, the Plan (or the solicitation thereof), the Chapter 11 Cases or the transactions contemplated hereby or thereby or any of the other Contemplated Transactions, or any breach by any Debtor of any of its representations, warranties and/or covenants set forth in this Agreement, or any claim, litigation, investigation or other Proceeding relating to or arising out of any of the foregoing, regardless of whether any such Indemnified Party is a party thereto, and to pay and/or reimburse each such Indemnified Party for the reasonable and documented legal or other out-of-pocket costs and expenses as they are incurred in connection with investigating, monitoring, responding to or defending any of the foregoing (collectively, “Losses”); provided, that the foregoing indemnification will not, as to any Indemnified Party, apply to Losses that are determined by a final, non-appealable decision by the Bankruptcy Court to have resulted solely from any act by such Indemnified Party that constitutes fraud, gross negligence or willful misconduct. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Debtors shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Debtors on the one hand and such Indemnified Party on the other hand but also the relative fault of the Debtors, on the one hand, and such Indemnified Party, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Debtors on the one hand and all Indemnified Parties on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Debtors pursuant to the sale of the maximum principal amount of Backstop Securities that the Backstop Parties may be required to purchase pursuant to this Agreement bears to (ii) the Put Option Premium. The Debtors also agree that no Indemnified Party shall have any liability based on its exclusive or contributory negligence or otherwise to the Debtors, any Person asserting claims on behalf of or in right of the Debtors, or any other Person in connection with or as a result of this Agreement, the Backstop

Commitments, the Backstop Securities, the Rights Offering, any of the Definitive Documents, the Plan (or the solicitation thereof), the Chapter 11 Cases or the transactions contemplated hereby or thereby or any of the other Contemplated Transactions, except as to any Indemnified Party to the extent that any Losses incurred by the Debtors resulted solely from the fraud, gross negligence or willful misconduct of such Indemnified Party, as determined by a final, non-appealable decision by the Bankruptcy Court. The terms set forth in this Section 9 shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated by this Agreement or any of the other Contemplated Transactions are consummated. The indemnity, contribution and reimbursement obligations of the Debtors under this Section 9 are in addition to, and do not limit, the Debtors’ obligations under Sections 2.2, and 8.

(b) Promptly after receipt by an Indemnified Party of notice of the commencement of any claim, litigation, investigation or other Proceeding with respect to which such Indemnified Party may be entitled to indemnification hereunder (“Actions”), such Indemnified Party will, if a claim is to be made hereunder against the Debtors in respect thereof, notify the Debtors in writing of the commencement thereof; provided, that (i) the omission to so notify the Debtors will not relieve the Debtors from any liability that they may have hereunder except to the extent (and solely to the extent) they have been actually and materially prejudiced by such failure and (ii) the omission to so notify the Debtors will not relieve the Debtors from any liability that they may have to an Indemnified Party otherwise than on account of this Section 9. In case any such Actions are brought against any Indemnified Party and such Indemnified Party notifies the Debtors of the commencement thereof, if the Debtors commit in writing to fully indemnify and hold harmless the Indemnified Party with respect to such Actions, without regard to whether the Effective Date occurs, the Debtors will be entitled to participate in such Actions, and, to the extent that the Debtors elect by written notice delivered to such Indemnified Party, to assume the defense thereof, with counsel satisfactory to such Indemnified Party, provided, that if the defendants in any such Actions include both such Indemnified Party and the Debtors and such Indemnified Party shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Debtors, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Actions on behalf of such Indemnified Party. Following the date of receipt by an Indemnified Party of such indemnification commitment from the Debtors and notice from the Debtors of their election to assume the defense of such Actions and approval by such Indemnified Party of counsel, the Debtors shall not be liable to such Indemnified Party for expenses incurred by such Indemnified Party in connection with the defense thereof after such date (other than reasonable costs of investigation and monitoring) unless (w) such Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (x) the Debtors shall not have employed counsel satisfactory to such Indemnified Party to represent such Indemnified Party at the Debtors’ expense within a reasonable time after notice of commencement of the Actions, (y) after the Debtors assume the defense of such Actions, such Indemnified Party determines that the Debtors are failing to diligently defend against such Actions in good faith or (z) any of the Debtors shall have authorized in writing the employment of counsel for such Indemnified Party.

(c) The Debtors shall not, without the prior written consent of an Indemnified Party, effect any settlement, compromise or other resolution of any pending or threatened Actions in respect of which indemnity has been sought hereunder by such Indemnified Party unless such settlement, compromise or other resolution (i) includes an unconditional release of such Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party from all liability on the claims that are the subject matter of such Actions and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) All amounts paid to an Indemnified Party under this Section 9 shall, to the extent permitted by applicable law, be treated for all Tax purposes as adjustments to the purchase price for the New Convertible Notes subscribed for or purchased by such Indemnified Person.

10. Survival. Except as expressly provided otherwise in this Agreement, the representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing except for covenants and agreements made in this Agreement that by their terms are to be satisfied or complied with after the Closing, which covenants and agreements shall survive until fully satisfied or complied with in accordance with their terms.

11. Amendments and Waivers. Any term of this Agreement may be amended or modified and the compliance with any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only if such amendment, modification or waiver is signed, in the case of an amendment or modification, by the Required Backstop Parties and the Debtors, or in the case of a waiver, by the Required Backstop Parties (if compliance by the Debtors is being waived) or by the Required Backstop Parties and the Debtors (if compliance by any of the Backstop Parties is being waived); provided, however, that (a) the Backstop Commitment Schedule may only be updated in accordance with the terms of Section 13.1 hereof, (b) any amendment or modification to this Agreement that would have the effect of changing the Backstop Commitment Percentage of any Backstop Party shall require the prior written consent of such Backstop Party, (c) any amendment or modification to the definition of “Aggregate Purchase Price” or the allocation of the Put Option Premium among the Backstop Parties as set forth in Section 1.3 shall (in any such case) require the prior written consent of each Backstop Party adversely affected thereby, and (d) any amendment, modification or waiver to this Agreement that would adversely affect any of the rights or obligations (as applicable) of any Backstop Party set forth in this Agreement in a manner that is different or disproportionate in any material respect from the effect on the comparable rights or obligations (as applicable) of the Required Backstop Parties set forth in this Agreement (other than in proportion to the amount of the Backstop Commitments held by each of the Backstop Parties) shall also require the written consent of such affected Backstop Party (it being understood that in determining whether consent of any Backstop Party is required pursuant to this clause (d), no personal circumstances of such Backstop Party shall be considered). No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at Law or in equity.

12. Notices. Except as otherwise expressly provided in this Agreement, all notices, requests, demands, document deliveries and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided, made or received (i) when sent by electronic mail (“e-mail”), (ii) when delivered personally, (iii) one (1) Business Day after deposit with an overnight courier service, or (iv) three (3) Business Days after mailed by certified or registered mail, return receipt requested, with postage prepaid, in any such case to the parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a party as shall be specified by like notice):

(a) if to a Backstop Party, to the address or e-mail address for such Backstop Party set forth on the Backstop Commitment Schedule, with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention: Erez Gilad and Brian Kelly

E-mail address: egilad@stroock.com and

bkelly@stroock.com

(b) if to the Debtors, at:

c/o Chaparral Energy, Inc.

701 Cedar Lake Blvd.

Oklahoma City, OK 73114

Attention: Charles Duginski, Chief Executive Officer, and

Justin Byrne, Vice President and General Counsel

E-mail address: chuck.duginski@chaparralenergy.com and

justin.byrne@chaparralenergy.com

with copies to:

Davis Polk & Wardwell LLP

450 Lexington Avenue New York,

New York 10017

Attention: Damian S. Schaible and Angela M. Libby

E-mail address: damian.schaible@davispolk.com and

angela.libby@davispolk.com

provided; however, that no notice, request, demand, document or other communication delivered pursuant to clause (ii), clause (iii) or clause (iv) above shall be deemed to have been duly given, provided, made or received unless and until the sending party notifies the receiving party by e-mail of such delivery (including a reasonable description thereof).

13. Miscellaneous.

13.1. Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, solely to the extent expressly permitted hereunder, permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the Debtors and the Required Backstop Parties. Notwithstanding the immediately preceding sentence, any Backstop Party’s rights, obligations or interests hereunder may be freely assigned, delegated or transferred, in whole or in part, by such Backstop Party to (a) any other Backstop Party, (b) any Affiliate of a Backstop Party, or (c) any other Person not referred to in clause (a) or clause (b) above so long as such Person is approved in writing by the Required Backstop Parties and the Debtors prior to such assignment, delegation or transfer (for purposes of this clause (c), the Backstop Party proposing to make such assignment, delegation or transfer, and all of its Affiliates, shall be deemed to be Defaulting Backstop Parties for purposes of determining whether the definition of “Required Backstop Parties” has been satisfied); provided, that (x) any such assignee assumes all of the obligations of the assigning Backstop Party hereunder and agrees in writing prior to such assignment to be bound by all of the terms hereof in the same manner as the assigning Backstop Party (which writing shall contain, if the assignee is not already a Backstop Party, a certification from the assignee as to the accuracy of the representations and warranties made by each Backstop Party in Section 4 hereof as applied to such assignee), (y) any assignee of a Backstop Commitment must be a Qualified Institutional Buyer, and (z) the right to purchase Rights Offering Securities are only assignable as set forth in the Rights Offering Procedures. Following any assignment described in the immediately preceding sentence, the Backstop Commitment Schedule shall be updated by the Debtors (in consultation with the assigning Backstop Party and the assignee) solely to reflect (i)(A) the name and address of the applicable assignee or assignees, and (B) the Backstop Commitment Percentage that shall apply to such assignee or assignees as specified by the assigning Backstop Party and the assignee or assignees, and (ii) any changes to the Backstop Commitment Percentage applicable to the assigning Backstop Party as specified by the assigning Backstop Party and the assignee or assignees (it being understood and agreed that updates to the Backstop Commitment Schedule shall not result in an overall change to the aggregate Backstop Commitment Percentages for all Backstop Parties). Any update to the Backstop Commitment Schedule described in the immediately preceding sentence shall not be deemed an amendment to this Agreement. Notwithstanding the foregoing or any other provisions herein, unless otherwise agreed in any instance by the Debtors and the Required Backstop Parties (for purposes of this sentence, the Backstop Party making such assignment, and all of its Affiliates, shall be deemed to be Defaulting Backstop Parties for purposes of determining whether the definition of “Required Backstop Parties” has been satisfied), no assignment of obligations by a Backstop Party to an Affiliate of such Backstop Party will relieve the assigning Backstop Party of its obligations hereunder if any such Affiliate assignee fails to perform such obligations.

13.2. Severability. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.3. Entire Agreement. Except as expressly set forth herein, this Agreement and the RSA constitute the entire understanding among the parties hereto with respect to the subject matter hereof and replace and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

13.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (PDF) will be effective as delivery of a manually executed counterpart of this Agreement.

13.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

13.6. Submission to Jurisdiction. Each party to this Agreement hereby (a) consents to submit itself to the personal jurisdiction of the federal court of the Southern District of New York or any state court located in New York County, State of New York in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including a motion to dismiss on the grounds of forum non conveniens, and (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal court of the Southern District of New York or any state court located in New York County, State of New York; provided, however, that during the pendency of the Chapter 11 Cases, all such actions and disputes shall be brought in the Bankruptcy Court.

13.7. Waiver of Trial by Jury; Waiver of Certain Damages. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by Law, the Debtors hereby waive any right which they may have to claim or recover in any action or claim referred to in the immediately preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Debtors (a) certifies that none of the Backstop Parties nor any Representative of any of the Backstop Parties has represented, expressly or otherwise, that the Backstop Parties would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into this Agreement, the Backstop Parties are relying upon, among other things, the waivers and certifications contained in this Section 13.7. Each of the Backstop Parties (i) certifies that none of the Debtors nor any Representative of any of the Debtors has represented, expressly or otherwise, that the Debtors would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into this Agreement, the Debtors are relying upon, among other things, the waivers and certifications contained in this Section 13.7.

13.8. Further Assurances. From time to time after the Execution Date, the parties hereto will execute, acknowledge and deliver to the other parties hereto such other documents, instruments and certificates, and will take such other actions, as any other party hereto may reasonably request in order to consummate the transactions contemplated by this Agreement.

13.9. Specific Performance. The Debtors and the Backstop Parties acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and (b) remedies at Law would not be adequate to compensate the non-breaching party. Accordingly, the Debtors and the Backstop Parties agree that each of them shall have the right, in addition to any other rights and remedies existing in its favor, to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce its rights and obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right to equitable relief, including specific performance or injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement. Each of the Debtors and each of the Backstop Parties hereby waives any defense that a remedy at Law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies.

13.10. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

13.11. Interpretation; Rules of Construction. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (d) the words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any regulation, holding, rule of construction or Law providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. Prior drafts of this Agreement or the fact that any terms or provisions have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be construed in favor of or against any party on account of its participation in any negotiations and/or drafting of this Agreement or be used as an aid of construction or otherwise constitute evidence of the intent of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of such prior drafts.

13.12. Several, Not Joint, Obligations. The representations, warranties, covenants and other obligations of the Backstop Parties under this Agreement are, in all respects, several and not joint or joint and several, such that no Backstop Party shall be liable or otherwise responsible for any representations, warranties, covenants or other obligations of any other Backstop Party, or any breach or violation thereof.

13.13. Disclosure. Unless otherwise required by applicable Law, the Debtors will not disclose to any Person (including by filing a copy of this Agreement with the Bankruptcy Court) any of the information set forth on the Backstop Commitment Schedule or on any of the Backstop Parties’ signature pages to this Agreement (including (x) the identities and notice information of any of the Backstop Parties, and (y) the Backstop Commitment Percentage of and/or percentage of Company Claims/Interests held by any Backstop Party), it being understood and agreed that the Backstop Commitment Schedule and each Backstop Party’s signature page to this Agreement shall be redacted to remove all such information, except for (a) disclosures made with the prior written consent of each Backstop Party whose information will be disclosed (in each case in the sole discretion of such Backstop Party), (b) disclosures to the Debtors’ Representatives who reasonably need to know such information in connection with the transactions contemplated hereby and subject to their agreement to be bound by the confidentiality provisions hereof and (c) disclosures to parties to this Agreement solely to the extent required for purposes of calculating the Adjusted Commitment Percentage of a Non-Defaulting Backstop Party; provided, however, that if such disclosure is required by Law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Backstop Party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure to the greatest extent possible.

13.14. No Recourse Party. This Agreement may only be enforced against the named parties hereto (and then only to the extent of the specific obligations undertaken by such parties in this Agreement). All claims or causes of action (whether in contract, tort, equity or any other theory) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may be made only against the Persons that are expressly identified as Parties hereto (and then only to the extent of the specific obligations undertaken by such Parties). Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Backstop Parties may be partnerships or limited liability companies, the Debtors and the Backstop Parties covenant, agree and acknowledge that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers, employees, stockholders or equity holders of any Backstop Party, or any former, current or future directors, officers, agents, Affiliates, employees, general or limited partners, members, managers, employees, stockholders, equity holders or controlling persons of any of the foregoing, as such (any such Person, a “No Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law (whether in contract, tort, equity or any other theory that seeks to “pierce the corporate veil” or impose liability of an entity against its owners or affiliates or otherwise), it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Backstop Party under this Agreement or for any claim or proceeding based upon, in respect of or by reason of any such obligations or their creation.

13.15. Settlement Discussions. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any Proceeding other than a Proceeding to enforce the terms of this Agreement.

13.16. No Third Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto and other than (a) the Indemnified Parties with respect to Section 9 hereof and (b) each No Recourse Party with respect to Section 13.14 hereof.

13.17. Arm’s Length. Each Debtor acknowledges and agrees that the Backstop Parties are acting solely in the capacity of arm’s length contractual counterparties to the Debtors with respect to the transactions contemplated hereby and the other Contemplated Transactions (including in connection with determining the terms of the Rights Offering) and not as financial advisors or fiduciaries to, or agents of, the Debtors or any other Person. Additionally, the Backstop Parties are not advising the Debtors or any other Person as to any legal, Tax, investment, accounting or regulatory matters in any jurisdiction. Each Debtor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby and the other Contemplated Transactions, and the Backstop Parties shall have no responsibility or liability to any Debtor with respect thereto. Any review by the Backstop Parties of the Debtors, the Contemplated Transactions or other matters relating to the Contemplated Transactions will be performed solely for the benefit of the Backstop Parties and shall not be on behalf of the Debtors.

14. Definitions.

14.1. Definitions in the RSA. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to such terms in the RSA (as in effect on the Execution Date).

14.2. Certain Defined Terms. As used in this Agreement the following terms have the following respective meanings:

“Accredited Investor” means an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

“Actions” has the meaning given to such term in Section 9(b) hereof.

“Adjusted Commitment Percentage” means, with respect to any Non-Defaulting Backstop Party, in the case of a Funding Default committed by a Backstop Party with respect to the deposit of its Aggregate Purchase Price attributable to its Backstop Commitment Securities, a fraction, expressed as a percentage, the numerator of which is the Backstop Commitment Percentage of such Non-Defaulting Backstop Party and the denominator of which is the sum of the Backstop Commitment Percentages of all Non-Defaulting Backstop Parties.

“Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person; provided, that, for purposes of this Agreement, none of the Debtors shall be deemed to be Affiliates of any Backstop Party. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities, by contract or otherwise). A Related Fund of any Person shall be deemed to be an Affiliate of such Person.

“Aggregate Purchase Price” has the meaning given to such term in Section 1.2(b) hereof.

“Agreement” has the meaning given to such term in the preamble hereof.

“Alternative Transaction” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, financing, joint venture, partnership, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that in each case is an alternative to, or is materially inconsistent with, one or more of the Contemplated Transactions.

“Approvals” means all approvals and authorizations that are required under the Bankruptcy Code for the Debtors to take corporate or limited liability company (as applicable) action.

“Audited Balance Sheet” has the meaning given to such term in Section 3.16 hereof.

“Audited Financial Statements” has the meaning given to such term in Section 3.16 hereof.

“Backstop Certificate” has the meaning given to such term in Section 1.1(b).

“Backstop Commitment” means, with respect to any Backstop Party, the commitment of such Backstop Party, subject to the terms and conditions set forth in this Agreement, to purchase Unsubscribed Securities pursuant to, and on the terms set forth in, Section 1.2(a) hereof; and “Backstop Commitments” means the Backstop Commitments of all of the Backstop Parties collectively.

“Backstop Commitment Percentage” means, for each Backstop Party, the percentage set forth on the Backstop Commitment Schedule opposite such Backstop Party’s name.

“Backstop Commitment Schedule” has the meaning given to such term in the preamble hereof.

“Backstop Commitment Securities” has the meaning given to such term in Section 1.2(a).

“Backstop Expenses” means (a) all Consenting Creditor Fees and Expenses of each of the Backstop Parties payable pursuant to the terms of the RSA, (b) to the extent not included among such Consenting Creditor Fes and Expenses, all accrued but unpaid reasonable and documented fees and expenses (whether incurred prior to or after the commencement of the Chapter 11 Cases) related to the formulation, development, negotiation, documentation, and implementation of this Agreement and the transactions contemplated hereby, the Definitive Documents, and/or any amendments, waivers, consents, supplements, or other modifications to any of the foregoing, in each case, of: (i) Stroock & Stroock & Lavan LLP, as counsel to the

Backstop Parties, (ii) Young Conaway Stargatt & Taylor, LLP, as local counsel to the Backstop Parties, (iii) Perella Weinberg Partners LP, as financial advisor to Stroock & Stroock & Lavan LLP and (iv) such other advisors retained by the Required Backstop Parties with the consent of the Company (such consent not to be unreasonably withheld) in connection with its representation of the Backstop Parties, in the case of a financial advisor, in accordance with the engagement letters and/or fee letters among such consultant or professional and any of the Debtors, including, without limitation, any success fees contemplated therein, and in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals or the Debtors, and (c) all filing fees (if any) required by the HSR Act or any other competition Laws and any expenses related thereto.

“Backstop Motion” has the meaning given to such term in Section 5.1 hereof.

“Backstop Order” has the meaning given to such term in Section 5.1 hereof.

“Backstop Party” and “Backstop Parties” have the meanings given to such terms in the preamble hereof.

“Backstop Securities” means, with respect to any Backstop Party, the Default Securities that such Backstop Party elects to purchase pursuant to Section 1.2(c), if any, together with such Backstop Party’s Backstop Commitment Securities and Put Option Securities.

“Bankruptcy Code” has the meaning given to such term in the recitals hereof.

“Bankruptcy Court” has the meaning given to such term in the recitals hereof.

“Bankruptcy Documents” has the meaning given to such term in Section 3.22 hereof.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases and/or the transactions contemplated by this Agreement, and any Local Rules of the Bankruptcy Court.

“Benefit Plan(s)” has the meaning given to such term in Section 3.12(a) hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by Law to be closed.

“Chapter 11 Cases” has the meaning given to such term in the recitals hereof.

“Closing” has the meaning given to such term in Section 2.1(a) hereof.

“COBRA” has the meaning given to such term in Section 3.12(c) hereof.

“Code” has the meaning given to such term in Section 3.12(a) hereof.

“Company” has the meaning given to such term in the preamble hereof.

“Confirmation Order” means the Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall conform to the requirements set forth in Section 7.1(e) hereto, and shall otherwise be reasonably satisfactory to the Required Backstop Parties.

“Consent” means any consent, waiver, approval, Order or authorization of, or registration, declaration or filing with or notice to, any Governmental Body or other Person.

“Consenting Creditors RSA Covenants” has the meaning given to such term in Section 6.3 hereof.

“Contemplated Transactions” means, collectively, all of the transactions contemplated by this Agreement, the RSA and the Proposed Plan.

“Contract” means any written agreement, contract, obligation, promise, undertaking or understanding.

“Debtor Disclosure Schedule” has the meaning given to such term in Section 3 hereof.

“Debtor IP Rights” has the meaning given to such term in Section 3.9(a) hereof.

“Debtor IT Systems” has the meaning given to such term in Section 3.9(b) hereof.

“Debtor” and “Debtors” have the meanings given to such terms in the preamble hereof.

“Debtors RSA Covenants” has the meaning given to such term in Section 5.7 hereof.

“Default Purchase Right” has the meaning given to such term in Section 1.2(c) hereof.

“Default Securities” has the meaning given to such term in Section 1.2(c) hereof.

“Defaulting Backstop Party” has the meaning given to such term in Section 1.2(c) hereof.

“Defense Article” has the meaning given to such term in Section 3.13(c) hereof.

“Definitive Documents” means all of the definitive documents implementing the this Agreement, the Plan and the Contemplated Transactions, including, without limitation, the documents set forth in Section 3 of the RSA.

“Deposit Account” has the meaning given to such term in Section 1.2(b) hereof.

“Deposit Deadline” has the meaning given to such term in Section 1.2(b) hereof.

“Disclosure Statement Order” has the meaning given to such term in Section 7.1(d) hereof.

“Draft 10-Q” has the meaning given to such term in Section 3 hereof.

“Effective Date” means the effective date of the Plan.

“e-mail” has the meaning given to such term in Section 12 hereof.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Laws” means all applicable Laws and Orders relating to pollution or the regulation and protection of human health or safety as it pertains to the exposure to hazardous or toxic substances, the environment or natural resources, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Materials Transportation Uniform Safety Act, as amended (49 U.S.C. § 5101 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Clean Water Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Atomic Energy Act, as amended (42 U.S.C. §§ 2011 et seq., 2022 et seq., 2296 et seq.); any transfer of ownership notification or approval statutes; and all counterparts or equivalents adopted, enacted, ordered, promulgated, or otherwise approved by any Governmental Body.

“Equity Interests” means, with respect to any Person, the shares (or any class thereof) of capital stock (including common stock and preferred stock), limited liability company interests, partnership interests and any other equity, ownership, or profits interests of such Person, and options, warrants, rights, stock appreciation rights, phantom units, incentives, commitments, calls, redemption rights, repurchase rights or other securities or agreements to acquire or subscribe for, or which are convertible into, or exercisable or exchangeable for, the shares (or any class thereof) of capital stock (including common stock and preferred stock), limited liability company interests, partnership interests and any other equity, ownership, or profits interests of such Person (in each case whether or not arising under or in connection with any employment agreement).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate(s)” means any entity which is a member of any Debtor’s controlled group, treated as a single employer, or under common control with any Debtor, within the meaning of Section 414 of the Code or ERISA.

“Escrow Agent” has the meaning given to such term in Section 1.2(b) hereof.

“Execution Date” has the meaning given to such term in the preamble hereof.

“Export Regulations” has the meaning given to such term in Section 3.13(c) hereof.

“Final Order” has the meaning given to such term in the Proposed Plan.

“Financial Statements” has the meaning given to such term in Section 3.16 hereof.

“Fundamental Representations” means the representations and warranties of the Debtors set forth in Sections 3.1, 3.2, 3.3(a), 3.5, 3.6 and 3.7.

“Funding Default” has the meaning given to such term in Section 1.2(c) hereof.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

“Governance Term Sheet” means the Governance Term Sheet attached as Exhibit E to the RSA.

“Governmental Authorization” means any authorization, approval, consent, license, registration, lease, ruling, permit, tariff, certification, Order, privilege, franchise, membership, entitlement, exemption, filing or registration by, with, or issued by, any Governmental Body.

“Governmental Body” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body.

“Hazardous Materials” means hazardous or toxic substances or wastes, solid wastes, petroleum or any fraction thereof, petroleum products or wastes, asbestos, asbestos-containing material, radioactive materials or wastes, medical wastes, or any other wastes, pollutants or contaminants regulated under any Environmental Law.

“Holder Questionnaire” has the meaning given to such term in the Rights Offering Procedures.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Imbalance(s)” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the Oil and Gas Properties, regardless of whether such over-production, under-production, over-delivery, under-delivery or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location.

“Indemnified Party” has the meaning given to such term in Section 9(a) hereof.

“Insurance Policies” has the meaning given to such term in Section 3.21 hereof.

“Interim Financial Statements” has the meaning given to such term in Section 3.16 hereof.

“IP Rights” has the meaning given to such term in Section 3.9(a) hereof.

“IRS” means the Internal Revenue Service and any Governmental Body succeeding to the functions thereof.

“IT Systems” has the meaning given to such term in Section 3.9(b) hereof.

“ITAR” has the meaning given to such term in Section 3.13(c) hereof.

“Knowledge of the Debtors” means the collective knowledge, after reasonable and due inquiry, of the executive officers of any of the Debtors or any other officers of any of the Debtors with responsibility for the applicable subject matter. A reference to the word “knowledge” (whether or not capitalized) or words of a similar nature with respect to the Debtors means the Knowledge of the Debtors as defined in this definition.

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, writ, injunction, decree, guideline, policy, ordinance, regulation, rule, code, Order, Governmental Authorization, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Body.

“Leases” means all of the Debtors’ respective rights, titles and interests in oil, gas, oil and gas or mineral leases, subleases and other leasehold estates created thereby, including carried interests, rights of recoupment, options, reversionary interests, convertible interests and rights to reassignment.

“Licenses and Permits” has the meaning given to such term in Section 3.10 hereof.

“Losses” has the meaning given to such term in Section 9(a) hereof.

“Material Adverse Effect” means any event, change, effect, occurrence, development, circumstance, condition, result, state of fact, or change of fact or the worsening of any of the foregoing (each, an “Event”) that, individually or together with all other Events, has had, or would reasonably be expected to have a material adverse effect on either (a) the business, operations, finances, properties, interests, reserves, condition (financial or otherwise), assets or liabilities of the Debtors, taken as a whole, or (b) the ability of the Debtors, taken as a whole, to perform their respective obligations under, or to consummate the Contemplated Transactions or the transactions contemplated by this Agreement; provided in the case of clause (a) only, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any Event after the date hereof in global, national or regional political conditions (including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or material worsening of any such hostilities, acts of war, sabotage, terrorism or military actions existing or underway) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Debtors operate, including any change in the United States or applicable foreign economies or in securities, commodities or financial markets, including price movements in any such markets, or force majeure events or “acts of God”; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the filing or pendency of the Chapter 11 Cases or any reasonably anticipated effects thereof in each case consistent with and in accordance with the terms of the RSA and this Agreement; (iv) declarations of national emergencies or natural disasters; (v) any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic), or any Law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Unit, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; or (vi) changes resulting from the taking of any action by the Debtors after the date hereof with the prior consent of the Required Backstop Parties; provided, however, that the exceptions set forth in clauses (i), (ii), (iv) and (v) shall not apply to the extent such Event is disproportionately adverse to the Debtors and their Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Debtors operate.

“Material Contract” means any of the following contracts or agreements (or group of related contracts or agreements) to which any of the Debtors is a party or by which any of the Debtors or any of their respective assets or properties are bound: (a) any contract or agreement that is a “material contract,” or “plans of acquisition, reorganization, arrangement, liquidation or succession” (as each such term is defined in Item 601(b)(2) or Item 601(b)(10) of Regulation S-K under the Exchange Act) or (b) any Swap Agreement (as defined in the RBL Credit Agreement).

“Money Laundering Laws” has the meaning given to such term in Section 3.13(b) hereof.

“New Common Stock” means the common stock, limited liability company membership units, or functional equivalent thereof of Reorganized Chaparral Parent (as defined in the Plan) having the terms set forth in the New Corporate Governance Documents to be issued on the Effective Date subject to the terms and conditions set forth in the RSA and the Stockholders Agreement.

“New Convertible Notes” means the 9%/13% second-lien convertible payment-in-kind notes issued pursuant to the New Convertible Notes Indenture, in an original aggregate principal amount, as of the Effective Date, of $35,000,000.

“New Warrants” means the New Warrants-A (as defined in the Plan) and the New Warrants-B (as defined in the Plan).

“No Recourse Party” has the meaning given to such term in Section 13.14 hereof.

“Non-Defaulting Backstop Party” means, in the case of a Funding Default committed by a Backstop Party with respect to the deposit of its Aggregate Purchase Price attributable to its Backstop Commitment Securities, each Backstop Party that is not a Defaulting Backstop Party and then only to the extent of such Backstop Commitment Securities.

“OFAC” has the meaning given to such term in Section 3.13(c) hereof.

“Oil and Gas Properties” means all rights, titles, interests and estates in and to Leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature and including any interests acquired pursuant to unit agreements, pooling agreements and declarations of pooled units of the Debtors.

“Order” means any order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by the Bankruptcy Court or any other Governmental Body, whether preliminary, interlocutory or final.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Debtors, consistent with past practices of the Debtors, including as to timing and amount, and in compliance with all applicable Laws.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized or formed (such as a certificate of incorporation, certificate of formation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Outside Date” has the meaning given to such term in Section 8(b)(vii) hereof.

“Permitted Encumbrances” means (a) Encumbrances for utilities and current Taxes not yet due and payable or that are due but may not be paid as a result of the commencement of the Chapter 11 Cases, (b) easements, rights of way, restrictive covenants, encroachments and similar non-monetary encumbrances or non-monetary impediments against any of the assets of the Debtors which do not, individually or in the aggregate, adversely affect the operation of the business of the Debtors thereon, (c) applicable zoning Laws, building codes, land use restrictions and other similar restrictions imposed by Law (but not restrictions arising from a violation of any such Laws) which are not violated by the current use of the assets and properties of the Debtors, (d) materialmans’, mechanics’, artisans’, shippers’, warehousemans’ or other similar common law or statutory liens incurred in the Ordinary Course of Business for sums not yet due and payable or that are due but may not be paid as a result of the commencement of the Chapter 11 Cases and do not result from a breach, default or violation by a Debtor of any Contract or Law, and (e) any obligations, liabilities or duties created by this Agreement or any of the Definitive Documents.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a Governmental Body.

“Petition Date” means the date on which the Chapter 11 Cases were commenced in the Bankruptcy Court.

“Plan” has the meaning given to such term in the recitals hereof.

“Plan Supplement” means compilation of certain documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court prior to the hearing held by the Bankruptcy Court to consider confirmation of the Plan, each of which shall be consistent in all material respects with (to the extent applicable) the RSA and this Agreement.

“Proceeding” means any action, claim, complaint, petition, suit, arbitration, mediation, alternative dispute resolution procedure, hearing, audit, examination, investigation or other proceeding of any nature, whether civil, criminal, administrative or otherwise, direct or derivative, in Law or in equity.

“Put Option Premium” has the meaning given to such term in Section 1.3(a).

“Put Option Premium Cash Amount” means cash in an aggregate amount equal to $2,625,000.

“Put Option Securities” has the meaning given to such term in Section 1.3(a).

“Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act.

“Registration Rights Agreement” has the meaning given to such term in the Governance Term Sheet.

“Related Fund” means, with respect to any Person, any fund, account, or investment vehicle that is controlled or managed by (a) such Person, (b) an Affiliate of such Person, or (c) the same investment manager, advisor or subadvisor as such Person or an Affiliate of such investment manager, advisor or subadvisor.

“Related Party” and “Related Parties” have the meanings given to such terms in Section 3.20 hereof.

“Related Person” means, with respect to any Person, such Person’s current and former Affiliates, members, partners, controlling persons, subsidiaries, officers, directors, managers, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, together with their respective successors and assigns.

“Release” means any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Materials).

“Representatives” means, with respect to any Person, the employees, officers, directors, managers, general partners, accountants, attorneys and other advisors of such Person.

“Required Backstop Parties” means, as of any time of determination, one or more Non-Defaulting Backstop Parties as of such time whose aggregate Backstop Commitment Percentages constitute more than 66-2/3% of the aggregate Backstop Commitment Percentages of all Non-Defaulting Backstop Parties as of such time.

“Rights Offering” has the meaning given to such term in the recitals hereof.

“Rights Offering Amount” means thirty-five million dollars ($35,000,000).

“Rights Offering Participant” means an Eligible Holder (as defined in the Rights Offering Procedures) has the meaning given to such term in the recitals hereof.

“Rights Offering Procedures” means the rights offering procedures for the Rights Offering, which shall be in substantially the form attached as Exhibit A hereto.

“Rights Offering Securities” New Convertible Notes in an aggregate principal amount equal to the Rights Offering Amount.

“Rights Offering Subscription Agent” means Kurtzman Carson Consultants LLC as the “Subscription Agent” under the Rights Offering Procedures.

“RSA” has the meaning given to such term in the recitals hereof.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) filed by the Company with the SEC.

“SOX” has the meaning given to such term in Section 3.22 hereof.

“Specified Issuances” means, collectively, (a) the issuance of New Common Stock to the holders of Notes Claims and New Warrants to holders of existing Equity Interests in Chaparral pursuant to the Plan, (b) the distribution by the Debtors of the Subscription Rights pursuant to the Plan, (c) the issuance and sale by the Company of Rights Offering Securities to the Rights Offering Participants (or their respective designees) upon exercise of such Subscription Rights in the Rights Offering, and (d) the issuance and sale by the Company of the Backstop Securities to the Backstop Parties (or their respective designees) pursuant to this Agreement.

“Stockholders Agreement” has the meaning given to such term in the Governance Term Sheet.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Person or one or more of its Subsidiaries.

“Subscription Instruction and Payment Deadline” has the meaning given to such term in the Rights Offering Procedures.

“Subscription Rights” has the meaning given to such term in the Rights Offering Procedures.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

“Tax” means any and all taxes of any kind whatsoever, including all foreign, federal, state, county, or local income, sales and use, excise, franchise, ad valorem, value added, real and personal property, unclaimed property, gross income, gross receipt, capital stock, production, license, estimated, environmental, excise, business and occupation, disability, employment, payroll, severance, withholding or all other taxes or assessments, fees, duties, levies, customs, tariffs, imposts, obligations and charges in the nature of tax, including all interest, additions, surcharges, fees or penalties related thereto.

“Tax Return” means a report, return, claim for refund, amended return, combined, consolidated, unitary or similar return or other information filed or required to be filed with a Taxing Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration or collection of any Tax.

“Total New Equity Interests” means the total number of shares of New Common Stock to be issued by the Debtors on or about the Effective Date as distributions under the Plan and as Put Option Securities, but excluding, for the avoidance of doubt, the New Common Stock issuable upon conversion of the Convertible Notes and any New Common Stock issued or issuable under management compensation arrangements.

“Unsubscribed Securities” has the meaning given to such term in the recitals hereof.

“Wells” means all oil, gas, water, monitoring, disposal or injection wells located on the lands covered by the Leases, whether producing, shut-in, or temporarily or permanently abandoned.

14.3. Interpretation. For purposes of this Agreement:

(a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neutral gender shall include the masculine, feminine, and the neutral gender;

(b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c) unless otherwise specified, any reference in this Agreement to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d) unless otherwise specified, any reference in this Agreement to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; notwithstanding the foregoing, any capitalized terms in this Agreement that are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date of this Agreement;

(e) unless otherwise specified, all references in this Agreement to “Sections” are references to Sections of this Agreement;

(f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i) the use of “include” or “including” is without limitation, whether stated or not; and

(j) the word “or” shall not be exclusive.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

DEBTORS:	CHAPARRAL ENERGY, INC., a Delaware corporation

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CHAPARRAL RESOURCES, L.L.C. , an Oklahoma limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CHAPARRAL CO2, L.L.C., an Oklahoma limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CEI ACQUISITION, L.L.C., a Delaware limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

[Signature Page to Backstop Purchase Agreement]

CEI PIPELINE, L.L.C., a Texas limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CHAPARRAL REAL ESTATE, L.L.C., an Oklahoma limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

GREEN COUNTRY SUPPLY, INC., an Oklahoma corporation

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CHAPARRAL EXPLORATION, L.L.C., a Delaware limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

ROADRUNNER DRILLING, L.L.C., an Oklahoma limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CHAPARRAL BIOFUELS, L.L.C., an Oklahoma limited liability company

By: /s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

[Signature Page to Backstop Purchase Agreement]

BACKSTOP PARTIES:

[*****]

[Signature Page to Backstop Purchase Agreement]

Exhibit A

Rights Offering Procedures

CHAPARRAL ENERGY, INC. (THE “COMPANY”)

RIGHTS OFFERING PROCEDURES1

•	Noteholders: You must hold at least $9,000 principal amount of Senior Notes Claims to be able to exercise at least one of your Subscription Rights (as defined below).

•	If you exercise your Subscription Rights, you will have to PAY for such exercise at the Purchase Price (as defined below), as described further below.

•	You are not required to exercise any of your Subscription Rights, but you may if you wish to do so and you follow the required procedures.

•

Regardless of whether or not any Subscription Rights are exercised, holders of Senior Notes Claims at the time of Plan distributions will receive (as applicable) a pro rata share of the New Common Stock allocated to Class 4.

•

Only Eligible Holders on the Record Date who have not “opted out” of being a Releasing Party (as defined in the Plan) are eligible to exercise their Subscription Rights and receive the purchased New Convertible Bonds.

•	Additional information is provided in this document and in the Beneficial Holder Subscription Form for the Rights Offering (the “Subscription Form”) enclosed herewith.

The New Convertible Bonds are comprised of $35,000,000 aggregate amount of 9%/13% convertible senior second lien bonds (the “New Convertible Bonds”).

The New Convertible Bonds are being offered by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof. None of the New Convertible Bonds issuable upon exercise of the Subscription Rights distributed pursuant to these Rights Offering Procedures have been or will be registered under the Securities Act, or any state or local law requiring registration for offer and sale of a security.

The Subscription Rights will not be transferable.

[1]	Terms used and not defined herein shall have the meaning assigned to them in the Plan (as defined herein).

No New Convertible Bonds may be sold or transferred except pursuant to an exemption from registration under the Securities Act or the securities laws of any state.

New Convertible Bonds are available only to, and any invitation, offer or agreement to purchase will be entered into only with, Eligible Holders (as defined below). Any person who is not an Eligible Holder should not act or rely on this document or any of its contents.

The Disclosure Statement (as defined below) has been distributed in connection with the Debtors’ solicitation of votes to accept or reject the Plan (as defined below) and that document sets forth important information, including risk factors, that should be carefully read and considered by each Eligible Holder prior to making a decision to participate in the Rights Offering. Additional copies of the Disclosure Statement are available upon request from Kurtzman Carson Consultants LLC (the “Subscription Agent”) at the following address:

Chaparral Energy, Inc.

c/o Kurtzman Carson Consultants LLC

222 North Pacific Coast Highway, Suite 300

El Segundo, California 90245-5614

+1 (877) 499-4509 (Domestic)

+1 (917) 281-4800 (International)

Email: Chaparral2020Info@kccllc.com

The Rights Offering is being conducted by the Company in good faith and in compliance with the Bankruptcy Code. In accordance with Section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

The distribution or communication of these Rights Offering Procedures and the issue of the New Convertible Bonds in certain jurisdictions may be restricted by law. No action has been taken or will be taken to permit the distribution or communication of these Rights Offering Procedures in any jurisdiction where any action for that purpose may be required. Accordingly, these Rights Offering Procedures may not be distributed or communicated, and the New Convertible Bonds may not be subscribed, purchased or issued, in any jurisdiction except in circumstances where such distribution, communication, subscription, purchase or issue would comply with all applicable laws and regulations without the need for the Company to take any action or obtain any consent, approval or authorization therefor except for any notice filings required under U.S. federal and applicable state securities laws.

The New Convertible Bonds issued upon exercise of Subscription Rights, and any certificate issued in exchange for or upon the transfer, sale or assignment of any such New Convertible Bond, shall be subject to and, in the case of any certificate, stamped or otherwise imprinted with a legend in substantially the following form:

“THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS [A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT)][AN “ACCREDITED INVESTOR” AS SUCH TERM IS DEFINED IN RULE 501 UNDER THE SECURITIES ACT][IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT] AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF CHAPARRAL ENERGY, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE APPLICABLE RESALE RESTRICTION TERMINATION DATE, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Eligible Holders (as defined below) should note the following times relating to the Rights Offering:

Date	Calendar Date	Event

Voting Record Date / Rights Offering Record Date	[•], 2020	Record date for determining which holders of Senior Notes Claims will receive Subscription Rights and amount of Subscription Rights received by each.

Holder Questionnaire Distribution Date	[•], 2020	Distribution of the Holder Questionnaire to the Nominees (and their agents) of the holders of Senior Notes Claims on the Record Date.

Holder Questionnaire Deadline	[•], 2020	The deadline for Eligible Holders to return the Holder Questionnaire to their Nominees. An Eligible Holder’s Holder Questionnaire must be received by such Nominee in sufficient time to allow such Nominee to complete the Nominee Certification which is attached to the Holder Questionnaire and deliver the Holder Questionnaire, together with Nominee Certification, to the Subscription Agent.

Subscription Commencement Date	[•], 2020	Commencement of the Rights Offering and the first date on which Eligible Holders of the Senior Notes Claims on the Record Date become eligible to exercise Subscription Rights.

Subscription Instruction and Payment Deadline	[•], 2020	The deadline for Eligible Holders to subscribe and pay for New Convertible Bonds. An Eligible Holder’s applicable Beneficial Holder Subscription Form must be received by the Subscription Agent by the Subscription Instruction and Payment Deadline.

Payment of the Purchase Price for New Convertible Bonds that have been subscribed for must be made to the Subscription Agent on or before the Subscription Instruction and Payment Deadline.

To Eligible Holders and Nominees of Eligible Holders:

On [•], 2020, the Debtors filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Chaparral Energy, Inc. and its Affiliated Debtors (as may be amended, modified, or supplemented from time to time in accordance with the terms thereof, the “Plan”) with the United States Bankruptcy Court for the District of Delaware, which is attached as Exhibit A to the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Chaparral Energy, Inc. and its Affiliated Debtors [Docket No. [•]] (as may be amended from time to time in accordance with its terms, the “Disclosure Statement”). Pursuant to the Plan, each Eligible Holder is eligible to participate in the Rights Offering.

Eligible Holder: Each holder of Senior Notes Claims that is an Accredited Investor, a Qualified Institutional Buyer or a Non-U.S. Person.

Each Eligible Holder on the Record Date is entitled to participate in the Rights Offering in accordance with the terms and conditions of these Rights Offering Procedures.

The Subscription Rights will be exercisable by Eligible Holders on the Record Date during the period beginning on the Subscription Commencement Date and ending on the Subscription Instruction and Payment Deadline (the “Rights Exercise Period”).

Only Eligible Holders that complete the eligibility certifications included as part of the Subscription Form may participate in the Rights Offering.

New Convertible Bonds: $35,000,000 aggregate principal amount of New Convertible Bonds.

Senior Notes Claims: Pursuant to the Plan, each holder of Senior Notes Claims on the Record Date will have the right (but not the obligation) to subscribe for its pro rata portion of the New Convertible Bonds offered in the rights offering made to holders of Senior Notes Claims on the Record Date (the “Rights Offering”) at the Purchase Price. The “Purchase Price” for the New Convertible Bonds shall equal 100% of the principal amount of the New Convertible Bonds being purchased. Only holders of Senior Notes Claims that are Eligible Holders will be permitted to acquire the New Convertible Bonds in the Rights Offering.

Eligible Holders must deliver their Beneficial Holder Subscription Forms (with accompanying IRS Form W-9 or appropriate IRS Form W-8, if applicable) to the Subscription Agent. All Beneficial Holder Subscription Forms (with accompanying IRS Form W-9 or appropriate IRS Form W-8, if applicable) and appropriate funding to the Subscription Agent must be delivered to the Subscription Agent prior to the Subscription Instruction and Payment Deadline.

No Eligible Holder shall be entitled to participate in the Rights Offering unless the aggregate Purchase Price for the New Convertible Bonds it subscribes for is received by the Subscription Agent by the Subscription Instruction and Payment Deadline.

Only Eligible Holders who do not “opt out” of being a Releasing Party may participate in the Rights Offering.

No interest is payable on any advanced funding of the Purchase Price. If the Rights Offering is terminated for any reason, the aggregate Purchase Price previously received by the Subscription Agent will be returned to Eligible Holders as provided in Section 7 hereof. No interest will be paid on any returned Purchase Price.

To participate in the Rights Offering, an Eligible Holder must complete all of the steps outlined below. If an Eligible Holder does not complete all of the steps outlined below by the Holder Questionnaire Deadline, the Subscription Instruction and Payment Deadline, or the Plan Effective Date, as applicable, such Eligible Holder shall be deemed to have forever and irrevocably relinquished and waived its right to participate in the Rights Offering.

1. Rights Offering

During the Rights Exercise Period, each Eligible Holder on the Record Date is eligible to subscribe for its pro rata portion, based on such Eligible Holder’s holding of Senior Notes Claims on the Record Date, of the New Convertible Bonds.

Subject to the terms and conditions set forth in the Plan and these Rights Offering Procedures, each Eligible Holder during the Rights Exercise Period is entitled to subscribe for $116.666667 of New Convertible Bonds per $1,000 of Principal Amount of Senior Notes Claims held by such Eligible Holder on the Record Date. You must hold at least $9,000 principal amount of Senior Notes Claims on the Record Date to be able to exercise any Subscription Rights.

There will be no over-subscription privilege in the Rights Offering. Any New Convertible Bonds that are unsubscribed by the Eligible Holders entitled thereto will not be offered to other Eligible Holders but will be purchased by the applicable Backstop Parties in accordance with the Backstop Agreement.

Eligible Holders will be subject to restrictions under the Securities Act on their ability to resell the New Convertible Bonds and the shares into which such New Convertible Bonds are convertible, as discussed in more detail in Article IX of the Disclosure Statement, entitled “Important Securities Laws Disclosures.”

SUBJECT TO THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING PROCEDURES, ALL SUBSCRIPTIONS SET FORTH IN THE APPLICABLE SUBSCRIPTION FORM(S) ARE IRREVOCABLE.

2. Rights Exercise Period

The Rights Offering will commence on the Subscription Commencement Date and will expire at the Subscription Instruction and Payment Deadline. Each Eligible Holder intending to purchase New Convertible Bonds in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the applicable Subscription Form by the Subscription Instruction and Payment Deadline and must pay or make arrangements with its Nominee to pay for any exercised Subscription Rights by the applicable deadline.

Unless otherwise permitted by the Company in its sole discretion, any exercise of the Subscription Rights to purchase the New Convertible Bonds by an Eligible Holder after the Subscription Instruction and Payment Deadline and any payment of the subscription price after the Subscription Instruction and Payment Deadline will not be allowed and any purported exercise (including payment) received by the Subscription Agent after applicable deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

The Subscription Instruction and Payment Deadline may be extended by the Company in its sole discretion and will be extended as required by law.

3. Exercise of Subscription Rights

(a) In order to validly exercise its Subscription Rights, each Eligible Holder must return a duly completed and executed Beneficial Holder Subscription Form(s) and make any required payments to the Subscription Agent on or before the Subscription Instruction and Payment Deadline.

(b) In the event that the funds received by the Subscription Agent do not correspond to the Aggregate Purchase Price payable for the New Convertible Bonds elected to be purchased by such Eligible Holder, the number of the New Convertible Bonds deemed to be purchased by such Eligible Holder will be the lesser of (a) the number of the New Convertible Bonds elected to be purchased by such Eligible Holder, and (b) a number of the New Convertible Bonds determined by dividing the amount of the funds received by the Purchase Price, in each case up to such Eligible Holder’s pro rata portion of the applicable New Convertible Bonds.

(c) The cash paid to the Subscription Agent in accordance with these Rights Offering Procedures will be deposited and held by the Subscription Agent in a segregated account until released to the Debtors in connection with the settlement of the Rights Offering on the Plan Effective Date. The Subscription Agent may not use such cash for any other purpose prior to the Plan Effective Date and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Subscription Agent hereunder shall not be deemed part of the Debtors’ bankruptcy estates.

4. Transfer Restriction; Revocation

•

The Subscription Rights will not be transferable. If any Holder purports to transfer Subscription Rights, the Subscription Rights will not be exercisable, and the purported transferee will not receive any New Convertible Bonds otherwise purchasable on account of such Subscription Rights;

•

In connection with the exercise of the Subscription Rights, the person exercising such Subscription Rights may designate an Affiliated Party to receive the New Convertible Bonds deliverable by completing Exhibit A to the Beneficial Holder Subscription Form. Any such designation and delivery of New Convertible Bonds shall be subject to compliance with applicable securities laws relating to the transfer of restricted securities. Each Affiliated Party must certify by completing Exhibit A to the Beneficial Holder Subscription Form that it is an Accredited Investor, a Qualified Institutional Buyer or a Non-U.S. Person and deliver an IRS Form W-9 or appropriate IRS Form W-8, as applicable. For these purposes, “Affiliated Party” means a person that (i) is not a natural person and that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the person exercising the Subscription Rights, (ii) has been designated by the person exercising the Subscription Rights pursuant to Exhibit A to the Beneficial Holder Subscription Form and (iii) is an Accredited Investor, a Qualified Institutional Buyer or a Non-U.S. Person; and

•	Once an Eligible Holder has properly exercised its Subscription Rights, subject to the terms and conditions contained in these Rights Offering Procedures, such exercise will be irrevocable.

5. Termination/Return of Payment

Unless the Plan Effective Date has occurred, the Rights Offering will be deemed automatically terminated without any action of any party upon the earlier of (i) termination of the Backstop Agreement in accordance with its terms, (ii) the Outside Date, subject to the extension of such Outside Date by the Requisite Backstop Parties, (iii) termination of the Restructuring Support Agreement in accordance with its terms and (iv) the revocation or withdrawal of the Plan by the Debtors. In the event the Rights Offering is terminated, any payments received pursuant to these Rights Offering Procedures will be returned, without interest, to the applicable Eligible Holder as soon as reasonably practicable.

6. Settlement of the Rights Offering and Distribution of the New Convertible Bonds

The settlement of the Rights Offering is conditioned on confirmation of the Plan by the Bankruptcy Court, compliance by the Debtors with these Rights Offering Procedures, and the substantially simultaneous occurrence of the Plan Effective Date. The Debtors intend that the New Convertible Bonds will be issued directly to the Eligible Holders in book-entry form on the books of the Indenture Trustee for the New Convertible Bonds.

7. New Convertible Bonds Rounded Down to Nearest Whole Dollar

All New Convertible Bonds will be calculated and rounded down to the nearest whole dollar. No compensation shall be paid, whether in cash or otherwise, in respect of any rounded-down amounts.

8. Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights will be determined in good faith by the Company and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Company may waive or reject any defect or irregularity in, or permit such defect or irregularity to be corrected within such time as it may determine in good faith, the purported exercise of any Subscription Rights. Subscriptions will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in good faith.

Before exercising any Subscription Rights, Eligible Holders should read the Disclosure Statement and the Plan for information relating to the Debtors and the risk factors to be considered.

All calculations, including, to the extent applicable, the calculation of any Eligible Holder’s New Convertible Bonds shall each be made in good faith by the Company and in accordance with these Rights Offering Procedures and the Plan, and any disputes regarding such calculations shall be subject to a final and binding determination by the Bankruptcy Court.

9. Modification of Procedures

With the prior written consent of the Requisite Backstop Parties, the Debtors reserve the right to modify these Rights Offering Procedures, or adopt additional procedures consistent with these Rights Offering Procedures, to effectuate the Rights Offering and to issue the New Convertible Bonds, provided, however, that the Debtors shall provide prompt written notice to each Eligible Holder of any material modification to these Rights Offering Procedures by posting a notice with respect to the modified or additional procedures on the Debtors’ case website, provided further that any amendments or modifications to the terms of the Rights Offering are subject to the provisions of Section 11 of the Backstop Agreement, mutatis mutandis. In so doing, and subject to the consent of the Requisite Backstop Parties, the Debtors may execute and enter into agreements and take further action that the Debtors determine in good faith is necessary and appropriate to effectuate and implement the Rights Offering and the issuance of the New Convertible Bonds.

The Debtors reserve the right to request additional information from any participant in the Rights Offering to confirm that such participant is an Eligible Holder.

10. Inquiries and Transmittal of Documents; Subscription Agent

The Rights Offering Instructions for Eligible Holders attached hereto should be carefully read and strictly followed by the Eligible Holders.

Questions relating to the Rights Offering should be directed to the Subscription Agent via email to Chaparral2020Info@kccllc.com (with a reference to “Chaparral Energy” in the subject line) or at telephone number shown in your Subscription Form. Please note that the Subscription Agent is only able to respond to procedural questions regarding the Rights Offering, and cannot provide any information beyond that included in these Rights Offering Procedures and the Beneficial Holder Subscription Forms.

The risk of non-delivery of any questionnaires, instructions, documents, and payments to any Nominee or to the Subscription Agent is on the Eligible Holder electing to exercise its Subscription Rights and not the Debtors, the Subscription Agent, or the Backstop Parties.

11. Risk Factors

Future sales of New Common Stock or equity-linked securities in the public market could lower the market price for the New Common Stock and adversely impact the trading price of the New Convertible Bonds.

In the future, the Company may sell additional shares of New Common Stock or equity-linked securities to raise capital. In addition, a substantial number of shares of New Common Stock is reserved for issuance upon the exercise of stock options and upon conversion of the

New Convertible Bonds. The Company cannot predict the size of future issuances or the effect, if any, that they may have on the market price for the New Common Stock. The issuance and sale of substantial amounts of New Common Stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the value of the New Convertible Bonds and the market price of the underlying New Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities.

Holders of New Convertible Bonds will not be entitled to any rights with respect to the New Common Stock, but they will be subject to all changes made with respect to the New Common Stock.

Even though the aggregate amount of New Common Stock underlying the New Convertible Bonds represents a substantial percentage of the New Common Stock on a fully-diluted basis, holders of New Convertible Bonds will not be entitled to any rights with respect to the New Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the New Common Stock) prior to the conversion date with respect to any New Convertible Bonds they surrender for conversion. However, holders of New Convertible Bonds will be subject to all changes affecting the New Common Stock. For example, if an amendment is proposed to the Company’s certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date with respect to any New Convertible Bonds surrendered for conversion, then the holder surrendering such New Convertible Bonds will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting the New Common Stock.

Holders of a majority of outstanding New Convertible Bonds can force the conversion of all New Convertible Bonds into New Common Stock.

Holders of the New Convertible Bonds have the option to convert all or part of their New Convertible Bonds into New Common Stock at any time and from time to time. Notwithstanding the foregoing, all outstanding New Convertible Bonds will automatically convert into New Common Stock at the election of the holders of a majority of the outstanding principal amount of the New Convertible Bonds. Any such election by the majority holders may be done at a time when you do not wish to convert your New Convertible Bonds into New Common Stock and, generally, against your interests.

[The Interest Make-Whole Premium for New Convertible Bonds payable pursuant to an acceleration or upon a Change of Control Offer may not adequately compensate you for any lost value of your New Convertible Bonds as a result of such transaction.

If the New Convertible Bonds become payable pursuant to acceleration or a Change of Control Offer, we will, under certain circumstances, pay an Interest Make-Whole Premium in connection with such payment. The payment will be determined based on the amount of interest that would have been payable on the New Convertible Bonds from the last date on which interest was paid prior to such acceleration or payment upon a Change of Control Offer. Any such Interest Make-Whole Premium may not adequately compensate you for any lost value of your New Convertible Bonds as a result of such acceleration or repurchase.

The Company’s obligation to pay the Interest Make-Whole Premium could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.]

The conversion rate of the New Convertible Bonds may not be adjusted for all dilutive events.

The conversion rate of the New Convertible Bonds initially represents 50% of the total shares of New Common Stock as of the Effective Date on a fully-diluted basis after giving effect to conversions of the New Convertible Bonds (but subject to dilution by the Management Incentive Plan). The conversion rate is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on the New Common Stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers. However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of New Common Stock for cash, that may adversely affect the value of the New Convertible Bonds or the New Common Stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a Change of Control, in which case the Company would not be obligated to offer to repurchase the New Convertible Bonds.

Upon the occurrence of a Change of Control, you have the right to require the Company to repurchase your New Convertible Bonds. However, the Change of Control provisions will not afford protection to holders of New Convertible Bonds in the event of other transactions that could adversely affect the New Convertible Bonds. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by the Company may not constitute a Change of Control requiring the Company to repurchase the New Convertible Bonds. In the event of any such transaction, the holders would not have the right to require the Company to repurchase the New Convertible Bonds, even though each of these transactions could increase the amount of the Company’s indebtedness, or otherwise adversely affect the Company’s capital structure or any credit ratings, thereby adversely affecting the holders of New Convertible Bonds.

CHAPARRAL ENERGY, INC.

RIGHTS OFFERING INSTRUCTIONS FOR ELIGIBLE HOLDERS

Terms used and not defined herein shall have the meaning assigned to them in the Plan.

To elect to participate in the Rights Offering, you must follow the instructions set out below:

1.

Complete Item 3a of your applicable Beneficial Holder Subscription Form(s) to indicate the principal amount of Senior Notes Claims associated with the New Convertible Bonds that you elect to purchase, and calculate in Item 3b the aggregate Purchase Price for the New Convertible Bonds that you elect to purchase.

2.	Complete the eligibility certifications in Item 4 of your applicable Beneficial Holder Subscription Form(s).

3.

Read, complete and sign the certification in Item 7 of your applicable Beneficial Holder Subscription Form(s). Such execution shall indicate your acceptance and approval of the terms and conditions set forth in these Rights Offering Procedures.

4.	Complete Exhibit A to the applicable Beneficial Holder Subscription Form(s) if you are designating an Affiliated Party to receive any (or all) of your New Convertible Bonds.

5.	Return your applicable signed Beneficial Holder Subscription Form to the Subscription Agent on or prior to the Subscription Instruction and Payment Deadline.

6.	Make payment of your New Convertible Bonds by the Subscription Instruction and Payment Deadline.

•	The Subscription Instruction and Payment Deadline is [•], 2020.

Schedule 1

Backstop Commitment Schedule

[*****]